                                 LEASE AGREEMENT



                                    LANDLORD:

                                CORPORATE OAKS LP

                                     TENANT:

                             NETWORK SOLUTIONS, INC.

                                TABLE OF CONTENTS


                                                                                                Page
ARTICLE I
         Definitions of Certain Terms..............................................................1

ARTICLE II
         Premises..................................................................................2

ARTICLE III
         Term......................................................................................3

ARTICLE IV
         Base Rent.................................................................................3

ARTICLE V
         Increases in Operating Charges............................................................3

ARTICLE VI
         Use of Premises...........................................................................5

ARTICLE VII
         Assignment, Subletting or Transfer........................................................5

ARTICLE VIII
         Maintenance and Repairs...................................................................7

ARTICLE IX
         Alterations...............................................................................8

ARTICLE X
         Signs.....................................................................................9

ARTICLE XI
         Security Deposit..........................................................................9

ARTICLE XII
         Holding Over..............................................................................9

ARTICLE XIII
         Insurance.................................................................................9

ARTICLE XIV
         Services and Utilities...................................................................11

ARTICLE XV
         Liability of Landlord....................................................................11

ARTICLE XVI
         Rules....................................................................................12

ARTICLE XVII
         Damage to Building.......................................................................12

ARTICLE XVIII
         Condemnation.............................................................................13

ARTICLE XIX
         Default..................................................................................14

ARTICLE XX
         Bankruptcy...............................................................................16

ARTICLE XXI
         Subordination............................................................................17

ARTICLE XXII
         Quiet Enjoyment..........................................................................18

ARTICLE XXIII
         General Provisions.......................................................................18



LIST OF ATTACHMENTS:
      ADDENDUM
      EXHIBIT A -- Plan Showing Premises
      EXHIBIT B -- Work Agreement
      EXHIBIT C -- Form of Certificate Affirming Lease Commencement Date EXHIBIT D -- Rules

                                 LEASE AGREEMENT


       THIS LEASE AGREEMENT (the "Lease") is dated as of the 11TH day of March, 1999, by and between CORPORATE OAKS LIMITED PARTNERSHIP, a Virginia limited partnership, ("Landlord"), and NETWORK SOLUTIONS, INC., a Delaware corporation ("Tenant").


                                    ARTICLE I
                          DEFINITIONS OF CERTAIN TERMS

1.1   Anticipated Occupancy Date:                                             April 1, 1999                               [3.3]

1.2   Base Rent:  One Million Two Hundred Sixty-Eight Thousand and One
      Hundred Twenty Seven Dollars ($1,268,127) (or $21/sf)                                                               [4.1]

1.3   Base Rent Escalator:                                                 Three Percent (3%)                             [4.1]

1.4   Broker(s):                                            Jones, Lang, Wooten, USA; CB Richard Ellis, Inc.             [23.3]

1.5   Building:                                                              Corporate Oaks                               [2.1]
                                                                           625 Herndon Parkway
                                                                           Herndon  VA  20170

1.6   Architect:                                                           Larry Blevins, AIA                           [23.18]

1.7   Existing Mortgagee Address:                                       Regency Savings Bank FSB                         [23.6]
                                                                         11 West Madison Street
                                                                           Oak Park  IL  60302
                                                                           FAX (708) 445-3253

1.8   Landlord's Address:                                              c/o NVCommercial Incorporated
                                                                       8230 Leesburg Pike, Suite 500
                                                                       Vienna, VA 22182
                                                                         FAX (703) 734-0410
                                                                        Tax I.D. # 54-1293454                             [4.2]

1.9   Parking Rent:                                                               None                               [2.2, 2.3]

1.10  Lease Term Length:                                         Five (5) Years from Lease Commencement                   [3.1]

1.11  Operating Charges Stop:                                        1999 Actual Operating Charges
                                                                         and Real Estate Taxes                            [5.1]

1.12  Permitted Parking Spaces:                                    3.6 per 1,000 rentable square feet                [2.2, 2.3]

1.13  Premises:  Approximately 60,387 square feet of rentable area comprising the
      entire 1st and 2nd floors of the Building                                                                           [2.1]

1.14                                        "INTENTIONALLY LEFT BLANK"

1.15  Security Deposit:                                                            N/A
1.16  Space Plan Due Date:                                                         N/A

1.17  Tenant Work Deposit:                                                         N/A

1.18  Tenant Allowance:                                           $768,000 or approximately $12.71 per
                                                                          rentable square foot                      [Exhibit B]

1.19  Tenant Design Cost Allowance:                                                N/A                              [Exhibit B]

1.20  Tenant's Address:                                                   with a copy to:     SAIC
      505 Huntmar Dr.                                                     10260 Campus Point Drive
      Herndon  VA  20170                                                    San Diego  CA  92121
                                                                          ATTN:  Corporate Leasing
                                                                              FAX (619) 535-773                          [23.6]

1.21  Tenant's Representative:                                                  Ken Irwin                           [Exhibit B]

1.22  Use:                                                 General Office, including a customer service center            [6.1]

1.23  Utilities:                                              To be paid directly by Tenant for the Premises             [14.2]



       This Article defines certain terms used in this Lease. Certain other terms are defined in the places shown in the Index of Certain Definitions attached to this Lease. For convenience, this Article shows [in brackets] a reference to where each term defined in this Article first is used in the later Sections of this Lease. When used in this Lease, except where the context otherwise requires, each term shall have the meaning indicated.


                                   ARTICLE II
                                    PREMISES

       2.1    Tenant leases the Premises in the Building identified in Paragraph
1.5 (consisting of such building and the land, upon which it is built, including roadways, sidewalks, utilities and other infrastructure improvements) from Landlord for the term and upon the conditions and covenants stated in this Lease. Tenant and Tenant's employees, contractors, agents, other authorized representatives and invitees shall have the non-exclusive right to use the common and public areas of the Building solely for purposes of ingress to and egress from the Building.

       2.2 Tenant, its employees and visitors, shall have the right to park automobiles in the Building's parking spaces at no additional cost. The number of parking spaces available for Tenant, its employees and visitors shall be equal to the number of Permitted Parking Spaces set forth in Article I. Landlord shall not be required to reserve or police the Permitted Parking Spaces for Tenant; provided, however, that Landlord shall have the right, at Landlord's option, to designate reserved parking spaces. It is understood and agreed that Landlord assumes no responsibility, and shall not be held liable, for any damage or loss to any automobiles parked in the Building's parking facilities or to any personal property located therein, or for any injury sustained by any person in or about such parking facilities, unless due to the gross negligence or willful act or omission of Landlord, to its employees, agents, contractors or other authorized representatives. Additionally, Landlord and Tenant will mutually agree, after Tenant has begun its construction at the Premises, whether or not to restripe the parking lot, which work will be performed by Landlord at Landlord's sole expense.

       2.3 In addition to the parking set forth in Articles I and II hereof, Landlord shall secure Tenant the right, at no cost to Tenant, to (i) park twenty
(20) cars in the parking lot of Corporate Oaks II under the terms specified in a separate agreement (a copy of which will be provided to Tenant) and (ii) implement a potential stacking plan for cars on the parking lot of Corporate Oaks I, either with or without an attendant, which attendant shall be paid for by Tenant. Tenant understands and agrees that Landlord cannot guarantee (but will use reasonable efforts to do so, subject to Corporate Oaks II's future needs) that Tenant will have the ability to park in the parking lot for Corporate Oaks II throughout the Lease Term.

                                   ARTICLE III
                                      TERM

       3.1 This Lease is effective between the parties when fully executed by them. The period referred to in this Lease as the "Lease Term" shall commence on the Lease Commencement Date determined as provided in Section 3.2. The Lease Term shall continue for the Lease Term Length shown in Article I; provided that, if the Lease Commencement Date is not the first day of a month, then the Lease Term shall continue for the Lease Term Length plus that number of days necessary to make the Lease Term expire on the last day of the month in which the Lease Term Length expires. The Lease Term shall also include any renewal or extension of the term of this Lease.

       3.2 The "Lease Commencement Date" shall be April 1, 1999. Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute a certificate (substantially in the form of Exhibit C) confirming the Lease Commencement Date and any other matters reasonably requested by Landlord.

       3.3 It is presently anticipated that the Premises will be delivered to Tenant within three (3) business days after execution of this Lease by Tenant and Landlord.

       3.4 "Lease Year" shall mean a period of twelve (12) consecutive months commencing on the Lease Commencement Date and each successive twelve (12) month period thereafter; provided, however, that if the Lease Commencement Date is not the first day of a month, then the second Lease Year shall commence on the first day of the month after the month in which the first anniversary of the Lease Commencement Date occurs, and each successive Lease Year shall commence on the anniversary of the second Lease Year. The period in which the Lease Term expires or terminates shall be a Lease Year even if it is shorter than twelve (12) months.


                                   ARTICLE IV
                                    BASE RENT

       4.1 Tenant shall pay the Base Rent in equal monthly installments in advance on the first day of each month during a Lease Year. On the first day of the second and each subsequent Lease Year, the Base Rent in effect shall be increased by the product of (a) the Base Rent Escalator, multiplied by (b) the Base Rent in effect immediately before the increase. If the day Tenant's rent obligation commences is not the first day of a month, then the Base Rent from such rent commencement date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30) of the monthly installment of the Base Rent payable during the Lease Year in which the rent commencement date occurs. Concurrently with Tenant's execution of this Lease, Tenant shall pay an amount equal to one (1) monthly installment of the Base Rent in effect during the first Lease Year, which amount shall be credited toward the first monthly installment(s) of the Base Rent payable under this Lease.

       4.2 All Base Rent, additional rent and other sums payable by Tenant shall be paid to Landlord in legal tender of the United States, at Landlord's Address, or to such other party or such other address as Landlord may designate in writing. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon subsequent occasions or constitute a waiver of rights.


                                    ARTICLE V
                         INCREASES IN OPERATING CHARGES

       5.1 Tenant shall pay as additional rent Tenant's proportionate share of the amount by which Operating Charges during each calendar year falling entirely or partly within the Lease Term exceed a base amount (the "Operating Charges Base Amount") equal to the product of (a) the Operating Charges Stop, multiplied by (b) the number of square feet of rentable office area in the Building. For purposes of this Section, Tenant's proportionate share shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area in the Premises, and the denominator of which is the number of square feet of rentable office area in the Building.

       5.2 "Operating Charges" shall mean all expenses incurred in owning, operating, managing, maintaining and repairing the Building and/or the land on which it is located (the "Land"), including but not limited to: (a) electricity, water, sewer and other utility charges excluding the utility charges paid directly by Tenant hereunder; (b) insurance premiums; (c) management fees not to exceed customary fees for similar buildings in the Herndon, Rt. 28 market area including, without limitation, salaries for on-site employees not above the level of building manager; (d) costs of maintenance contracts and service contracts related to providing services for the building on Monday at 7:00 am through Saturday at 2:00 pm; (e) maintenance and repair expenses except as otherwise excluded in Paragraph 10 of the Addendum to this Lease; (f) amortization, with interest at nine percent (9 %) per annum based on accounting practices generally accepted for office buildings and amortized over the useful life (according to GAAP) of the improvements, for capital expenditures made by Landlord intended or reasonably expected to reduce operating expenses or required to comply with Laws or to pay for replacement of building components or systems; (g) Real Estate Taxes; (h) charges or costs for janitorial services for cleaning the Building once a day on Monday through Friday; (i) assessments or other amounts payable to any association or associations now or hereafter established to administer, oversee or enforce common covenants affecting the Building, or to operate, maintain, or repair common or public areas or facilities of the Building, including assessments or other amounts imposed (1) to pay for landscaping in such common areas or facilities, (2) to pay for any transportation or means of transportation contemplated by any covenants or governmental requirements now or hereafter affecting the Building, and (3) to pay for any architectural review board or other administrative expenses not associated with any Tenant buildout; (j) any business, professional or occupational license tax payable by Landlord with respect to the Building; (l) costs of decorating and landscaping the grounds and the common areas of the Building; and (m) any sales tax paid by Landlord with respect to goods and services in connection with the foregoing. Operating expenses shall not include those items set forth in detail in Paragraph 10 of the Addendum to Lease, attached hereto and incorporated herein by reference. Notwithstanding the above, Tenant shall pay directly to Landlord within fifteen (15) days the actual cost for cleaning, trash removal, or security services or other services or at Landlord's direction directly to the service provider, if any, related to Tenant's use of the Premises on weekends and from 7 pm to 7 am on weekdays or for security services in excess of those provided for the previous tenant. Such amounts will not be deemed Operating Charges, but will be deemed Additional Rent.

       5.3 "Real Estate Taxes" shall mean: (a) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or levied or assessed against the Building and/or the Land; (b) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building; and (c) reasonable expenses (including attorneys' fees) incurred in seeking a reduction of real estate taxes.

       5.4 If the average occupancy rate for the Building during any full calendar year is less than one hundred percent (100%), then Operating Charges (exclusive of utilities, weekend janitorial and real estate taxes) for such full calendar year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such calendar year if such average occupancy rate had been one hundred percent (100%).

       5.5 At the beginning of each calendar year that begins during the Lease Term, Landlord may submit a statement setting forth the amount by which Operating Charges that Landlord reasonably expects to be incurred during each calendar year exceed the Operating Charges Base Amount and Tenant's proportionate share of such excess. Tenant shall pay to Landlord on the first day of each month after receipt of such statement, until Tenant's receipt of any succeeding statement, an amount equal to one-twelfth (1/12) of such share.

       5.6 Within twelve (12) months after the end of each calendar year, Landlord shall submit a statement showing (a) Tenant's proportionate share of the amount by which Operating Charges incurred during the preceding calendar year exceeded the Operating Charges Base Amount, and (b) the aggregate amount of Tenant's estimated payments during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then Landlord will within thirty (30) days refund the net overpayment to Tenant. If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess within twenty (20) days of receipt of Landlord's invoice and all supporting documentation.

       5.7 If the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant's liability for Operating Charges incurred during such year shall be proportionately reduced.


                                   ARTICLE VI
                                 Use of Premises

       6.1    Tenant shall use the Premises solely for the Use set forth in
Article I and for no other use or purpose. Tenant shall not cause or allow the use of the Premises in any manner which will or is likely to (a) violate any present or future laws, ordinances, regulations or orders (collectively, "Laws") or any covenants, conditions or restrictions now or hereafter of record concerning the use of the Premises and all Furnishings therein, (b) constitute waste, nuisance or unreasonable annoyance to Landlord or any tenant of the Building, (c) subject to the rights granted to Tenant under Paragraphs 3, 4 and 5 of the Addendum impair or interfere with any base building systems or facilities, (d) subject to the rights granted to Tenant under Paragraphs 3, 4 and 5 of the Addendum, adversely affect the character, appearance or reputation of the Building, or (e) increase the number of parking spaces required for the Building or materially increase the number of parking spaces used by Tenant. Tenant shall obtain and keep current any temporary or permanent occupancy or use permits required by any Law at Tenant's expense and promptly deliver a copy thereof to Landlord.

       6.2 Tenant shall pay before delinquency any business, rent or other tax or fee that is now or hereafter assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business in the Premises or Tenant's Furnishings or personal property. If any such tax or fee is enacted or altered so that such tax or fee is imposed upon Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall deliver a receipt or proof of payment for any such tax or fee as levied or charged from time to time or, if requested by Landlord, Tenant shall pay the amount of such tax or fee and the costs of any collection thereof promptly to Landlord upon demand.

       6.3 Tenant shall not generate, use, store or dispose of any Hazardous Materials in or about the Building or the Land. "Hazardous Materials" shall mean: (a) "hazardous wastes," as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time; (b) "hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time; (c) "toxic substances," as defined by the Toxic Substances Control Act, as amended from time to time; (d) "hazardous materials," as defined by the Hazardous Materials Transportation Act, as amended from time to time; (e) oil or other petroleum products; and (f) any substance whose presence could be detrimental to the Building or hazardous to health or the environment Notwithstanding the foregoing, Tenant may use small quantities of chemicals and substances ordinarily used in an office environment such (as cleaning supplies, copier and printer toner, office supplies, etc.) provided that such chemicals and substances are used, stored and disposed of in accordance with applicable laws and regulations.


                                   ARTICLE VII
                       Assignment, Subletting or Transfer

       7.1 (a) A "Transfer" is any assignment, subletting, use, occupancy or transfer of the Premises or any part thereof by or to anyone other than Tenant. A "Transferee" is any individual, group or entity to whom a Transfer is made. Except as otherwise provided in Paragraph 15 of the Addendum to this Lease, Tenant shall not Transfer this Lease or any of Tenant's rights or obligations hereunder, without Landlord's prior written consent, which consent may be granted or withheld in Landlord's discretion provided that such consent shall not be unreasonably withheld, conditioned or delayed if the following conditions all have been satisfied in Landlord's reasonable judgment:

              (i) In the reasonable judgment of Landlord, the proposed Transferee is of a character and financial worth such as is in keeping with the standards of Landlord in those respects for the

Building, and the nature of the proposed Transferee's business and its reputation are in keeping with the character of the Building and its tenancies.

              (ii) The purposes for which the proposed Transferee intends to use the Premises or the applicable portion thereof are uses expressly permitted by and not prohibited by this Lease including, without limitation, the provisions of Article VI hereof.

              (iii) The proposed occupancy shall not materially increase the office cleaning requirements, exceed the capacity of any base building system including, without limitation, the electrical, heating, ventilation and air-conditions system, or impose a material extra burden upon the Building's parking, equipment or services unless the proposed occupant is willing to pay any excess costs relating thereto.

              (iv) Unless such Transfer is to an affiliate or customer of Tenant, Landlord shall be reasonably satisfied that Tenant has used its good faith reasonable efforts in obtaining the highest available consideration in connection with the Transfer, taking into consideration rental rates, timing of rent commencement and tenant improvements.

              (v) No Event of Default shall be continuing under this Lease, either at the time Landlord's consent to such Transfer is requested, or at the commencement of the term of any proposed Transfer, or upon the effective date of any such Transfer, and Tenant shall have complied with all of the terms of this
Article VII in connection with such Transfer.

              (vi) The proposed Transferee shall be subject to the service of process in, and under the jurisdiction of the courts of, the state in which the Building is situated.

              (vii) Any Mortgagee whose consent is required for such Transfer shall have consented to such Transfer.

              (viii) All other material aspects of the Transfer affecting the Landlord or the Building are otherwise reasonably satisfactory to Landlord.

                     (b) Except as otherwise provided in Paragraph 15 of the Addendum to this Lease, no transfer of this Lease may be effected by operation of law or otherwise without Landlord's prior written consent as provided above. Any Transfer, Landlord's consent thereto or Landlord's collection or acceptance of rent from any Transferee shall not be construed as (i) an acceptance of such Transferee as a tenant except in the event of an assignment approved by Landlord if Landlord's consent thereto is required, (ii) a waiver or release of Tenant from liability hereunder, or (iii) a waiver of Tenant's and any Transferee's obligation to obtain Landlord's prior written consent to any subsequent Transfer. Tenant shall (in the instrument effecting the Transfer) assign to Landlord any sum due from any Transferee as security for Tenant's performance of its obligations pursuant to this Lease, and Tenant shall (in the instrument effecting the Transfer) authorize each such Transferee if an Event of Default occurs to pay such sum directly to Landlord if such Transferee receives written notice from Landlord specifying that such rent shall be paid directly to Landlord. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any Transferee, and Tenant shall cause any Transferee to comply with all such restrictions and obligations. If the Lease Term or Tenant's right of possession shall terminate prior to the stated expiration of the Lease Term, then, at Landlord's option in its sole and absolute discretion, Landlord may (but shall not be required to) succeed to the rights of Tenant under any or all Transfers. Tenant shall not mortgage, pledge or encumber this Lease without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. Tenant shall pay the reasonably documented expenses (including attorneys' fees limited to $5,000) incurred by Landlord in connection with Tenant's request for Landlord to give its consent to any Transfer or mortgage.

       7.2 If Tenant is a partnership, then any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in Tenant shall be deemed a Transfer of this Lease subject to this Article. If Tenant is a corporation, then any dissolution, merger, consolidation or other reorganization of Tenant, or any sale or transfer of a 50% or more of its capital stock, shall be deemed a Transfer of this Lease subject to this Article provided, however, that this limitation shall not apply to any corporation, all of the outstanding voting stock of which is listed on a national securities exchange as defined in the Securities

Exchange Act of 1934, to a secondary public offering of stock of Tenant to the general public or in the Tenant to a publicly held entity, the stock of which publicly held entity is registered with the Securities Exchange Commission.

       7.3 In order to request the consent of Landlord to a Transfer pursuant to this Article if Landlord's consent thereto is required by this Lease, Tenant shall give Landlord written notice ("Tenant's Request Notice") of the identity of the proposed Transferee and its business, all terms of the proposed Transfer, the commencement date of the proposed Transfer, (the "Proposed Transfer Commencement Date") and the area proposed to be assigned or sublet (the "Proposed Space"). Tenant shall also transmit therewith the most recent financial statement or other evidence of financial responsibility of such Transferee, a certification executed by Tenant and such proposed Transferee stating whether (and to what extent) any premium or other consideration is being paid for the proposed Transfer, and all other information reasonably requested by Landlord concerning such proposed Transferee.

       7.4 Unless the proposed Transfer is to an affiliate or customer of Tenant, Landlord shall have the right in its sole and absolute discretion to terminate this Lease with respect to the Proposed Transfer Space (if it is twenty-five (25%) percent or more of the Premises) by sending Tenant written notice within thirty (30) days after Landlord's receipt of Tenant's Request Notice. Notwithstanding anything to the contrary in this Section 7.4, Tenant may negate Landlord's exercise of its option to terminate this Lease with respect to the Proposed Transfer Space by giving Landlord written notice, within five (5) days after receipt of Landlord's notice exercising such option, that Tenant withdraws the Tenant Request Notice and Tenant will remain in the Proposed Transfer Space. If the Proposed Transfer Space does not constitute the entire Premises and Landlord elects to terminate this Lease with respect to the Proposed Transfer Space, then: (a) Tenant shall tender the Proposed Transfer Space to Landlord on the Proposed Transfer Commencement Date as if the Proposed Transfer Commencement Date had been originally set forth in this Lease as the expiration date of the Lease Term with respect to the Proposed Transfer Space; and (b) as to all portions of the Premises other than the Proposed Transfer Space, this Lease shall remain in full force and effect except that the Permitted Parking Spaces, the additional rent payable pursuant to Article V, the Parking Rent, and the Base Rent shall be reduced proportionately based on square footage. Tenant shall pay all expenses of demising walls and other construction required to permit the operation of the Proposed Transfer Space separate from the balance of the Premises. If the Proposed Transfer Space constitutes the entire Premises, Landlord elects to terminate this Lease and Tenant does not negate Landlord's exercise of its option to terminate this Lease, then: (1) Tenant shall tender the Premises to Landlord on the Proposed Transfer Commencement Date; and (2) the Lease Term shall terminate on the Proposed Transfer Commencement Date.

       7.5 If the Transferee is to pay any amount in excess of the rent and other charges due under this Lease, then, whether such excess be in the form of an increased rental, or lump sum payment, (and if the applicable space does not constitute the entire Premises, the existence of such excess shall be determined on a pro rata basis), Tenant shall pay to Landlord fifty (50%) of any such excess upon such terms as shall be specified by Landlord and in no event later than twenty (20) days after Tenant receives (or is deemed to have received) such excess, as further described in Paragraph 16 of the Addendum. Upon Landlord's written request (made no more often than once per year), Tenant shall have its books and records relating to any Transfers inspected by a national accounting firm reasonably acceptable to Landlord, and shall have a report of such inspection sent to Landlord. Any Transfer shall be effected on forms supplied or approved by Landlord.


                                  ARTICLE VIII
                             MAINTENANCE AND REPAIRS

       8.1 Tenant shall at its sole expense keep and maintain the interior of the Premises and all Furnishings including, without limitation, any supplemental heating, ventilating or air conditioning equipment installed by Tenant and any other Above-Standard Work installed by Tenant, or equipment located in the Premises in clean, safe and sanitary condition and in good order and repair, shall suffer no waste or injury thereto, and at the expiration or earlier termination of the Lease Term, shall surrender the Premises in the same order and condition in which they were on the Lease Commencement Date, ordinary wear and tear and insured casualty excepted. Except as otherwise provided specifically in Articles XVII and XVIII and the last sentence of Section 2.2, all injury, breakage and damage to the Premises and to any other part of the Building or the Land caused solely or primarily by any act or omission of any invitee, agent, employee, subtenant, assignee, contractor, licensee or customer of Tenant (collectively "Invitees") or Tenant, shall be repaired by and at Tenant's expense, except that Landlord shall have the right at Landlord's option to make any such repair to the Building or the Land and to charge Tenant for all reasonable costs and expenses incurred in connection therewith unless caused by the gross negligence or willful act or omission of Landlord, its employees, contractors, agents or other representatives. Landlord shall provide and install replacement tubes for building standard fluorescent light fixtures, and all other conventional light bulbs and tubes for the Premises, at Tenant's expense, the cost of which shall be competitively procured.


                                   ARTICLE IX
                                   ALTERATIONS

       9.1 The improvement of the Premises shall be accomplished by Tenant in accordance with Exhibit B. Landlord is under no obligation to make any alterations, decorations, additions, improvements or other changes in or to the Premises or to the Building (collectively "Alterations") except as expressly provided in this Lease or as required by notices of violations from governmental authorities related to the exterior of the Building only.

       9.2 Tenant shall not make or permit anyone to make any Alteration without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. Notwithstanding the above, Landlord's approval shall not be unreasonably withheld, conditioned or delayed for non-structural alterations which are not visible from the exterior and do not affect the Building's utility systems. Any Alteration made by Tenant shall be subject to the preceding sentence and shall be made: (a) in a good, workmanlike, first-class and prompt manner; (b) using new materials only; (c) by a contractor and in accordance with plans and specifications and procedures reasonably approved in writing by Landlord; (d) in accordance with all Laws and the reasonable requirements of any insurance company insuring the Building and any Mortgagee; (e) after providing Landlord's with proof of workmen's compensation insurance and any other insurance policy reasonably required by Landlord; and (f) after delivering to Landlord (if such items are necessary for such Alteration) (i) an architect's certificate that such Alteration will conform to all applicable Laws, (ii) a copy of all necessary permits obtained from governmental authorities having jurisdiction, and (iii) written, unconditional waivers of mechanics' and materialmen's liens against the Premises and the Building from all proposed contractors, subcontractors, laborers and material suppliers for all work and materials in connection with such Alteration, provided, however, that these waivers may be conditioned on final payment. If any lien (or a petition to establish a lien) is filed in connection with any Alteration, then such lien (or petition) shall be discharged by Tenant at Tenant's expense within ten (10) days after Tenant has notice thereof by the payment thereof or filing of a bond acceptable to Landlord. Landlord's consent to the making of any Alteration shall be deemed not to constitute Landlord's consent to subject its interest in the Premises or the Building to liens which may be filed in connection therewith. Tenant shall furnish Landlord with an updated set of "as-built" drawings reflecting any Alterations made by Tenant, if such drawings are necessary based on such Alterations.

       9.3 If any Alteration is made without Landlord's prior written consent, then Landlord shall have the right at Tenant's expense to remove and correct such Alteration and restore the Premises and the Building to their condition immediately prior thereto or to require Tenant to do the same. All Alterations made by either party shall immediately become Landlord's property and shall remain upon and be surrendered with the Premises at the expiration or earlier termination of the Lease Term except that Tenant shall be required to remove all Alterations which Landlord designates in writing for removal at the time Landlord consents to such Alteration. Landlord has requested Tenant to remove all cabling prior to the end of the term of the Lease, but Tenant and Landlord have agreed, in lieu thereof, that Tenant shall pay Landlord, prior to the end of the term of the Lease, $15,000 in full satisfaction of the requirement for such removal. Notwithstanding the foregoing sentence, if Tenant is not in default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all Movable Furnishings, generators and uninterruptible power supplies installed in the Premises solely at Tenant's expense provided that Tenant repairs any damage to the Premises or the Building occasioned by such removal to Landlord's reasonable satisfaction. If any such Furnishings, generators, supplemental HVAC brought in by Tenant and uninterruptible power supplies are not removed by Tenant prior to the expiration or earlier termination of the Lease Term, then the same shall become Landlord's property and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right to remove from the Premises at Tenant's expense such Furnishings, generators, supplemental HVAC brought in by Tenant and uninterruptible power supplies and any Alteration, designated for removal by Landlord in writing, as set forth above which Tenant fails to remove. Landlord shall have the right to repair at Tenant's expense all damage to the Premises or the Building caused by Landlord's or Tenant's removal of Furnishings, generators, supplemental HVAC brought in by Tenant and uninterruptible power supplies or Alterations designated by Landlord in writing for removal or to require Tenant to do the same.


                                    ARTICLE X
                                      SIGNS

       10.1 Landlord will list Tenant's name in the Building directory, if any, and provide building standard signage on or near the primary suite entry door. Except as otherwise specified in Section 2 of the Addendum, Tenant shall not paint, affix or otherwise display on any part of the exterior or interior of the Building any other sign, advertisement or notice. If any such item that has not been approved by Landlord is so displayed, then Landlord shall have the right to remove such item at Tenant's expense or to require Tenant to do the same.


                                   ARTICLE XI
                             SECURITY DEPOSIT (NONE)


                                   ARTICLE XII
                                  HOLDING OVER

       12.1 Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, because Landlord will (a) require an extensive period to locate a replacement tenant, and (b) plan its entire leasing and renovation program for the Building in reliance on its lease expiration dates. Tenant also acknowledges that if Tenant fails to surrender the Premises at the expiration or earlier termination of the Lease Term, then it will be conclusively presumed that the value to Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Base Rent and additional rent that would have been payable had the Lease Term continued during such holdover period. Therefore, if Tenant does not immediately surrender the Premises upon the expiration or earlier termination of the Lease Term, then the rent shall be increased 150% of the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Term had continued during such holdover period. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover damages through process of law.


                                  ARTICLE XIII
                                    INSURANCE

       13.1 Tenant shall not conduct or allow any activity or place or allow the placement of any item in or about the Building which may (i) subject Landlord to any liability for injury to any person or property, (ii) cause any increase in the insurance rates on any policies of insurance carried by Landlord covering the Building, except as such increased rates are reimbursed by Tenant as hereinafter provided or cause insurance companies of good standing to refuse to insure the Building in amounts reasonably satisfactory to Landlord, (iii) result in the cancellation of any policy of insurance or the assertion of any defense by the insurer to any claim under any policy of insurance maintained by or for the benefit of Landlord, or (iv) violate any reasonable insurance requirement Landlord hereby warrants that Tenant's use as set forth in Section 1.22, and Paragraphs 3 and 4 of the Addendum attached hereto does not violate any of the foregoing provisions and shall not increase the insurance premiums payable for the Building and the Land or subject such policies to cancellation therefor. If any increase in the cost of such insurance is due to any such activity or item, then (whether or not Landlord has consented to such activity or item) Tenant shall pay the amount of such increase as additional rent within twenty (20) days after Landlord's demand and all supporting documentation therefor. The statement of any insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fires or the correction of hazardous conditions) that such an increase is solely due to any such activity or item shall be conclusive evidence thereof.

       13.2 Tenant shall maintain throughout the Lease Term, with a company licensed to do business in the jurisdiction in which the Building is located reasonably, approved by Landlord and having a rating equal to or exceeding A VII in Best's Insurance Guide: (a) commercial general liability insurance (written on an occurrence basis and including contractual liability coverage insuring the obligations assumed by Tenant pursuant to Section 15.2 and an endorsement for personal injury); (b) all-risk property insurance; (c) comprehensive automobile liability insurance (covering automobiles owned by Tenant); (d) Broad Form Boiler and Machinery Insurance on all air conditioning equipment provided by Tenant and exclusively serving the Premises, miscellaneous electrical apparatus, boilers and other pressure vessels or systems, whether fired or unfired, installed by Tenant (or by Landlord, at Tenant's expense) in or exclusively serving the Premises, either as part of the extended coverage insurance mentioned in clause (b) of this Section or in amounts set by Landlord, but in no event less than One Million Dollars ($1,000,000); (e) during the course of construction of any Alterations by Tenant in the Premises and until completion thereof, Builder's Risk insurance on an "all risk" basis (including collapse) on a completed value (non-reporting) form for full replacement value, covering interests of Landlord and Tenant (and their respective contractors and subcontractors) and any Mortgagee, in all work incorporated in the Building and all materials and equipment in or about the Premises; (f) Workers' Compensation Insurance, as required by law; and (g) such other insurance in such amounts as Landlord may reasonably require from time to time provided that such insurance is then commonly required by similar landlords of similar tenants. The minimum amounts of insurance required under this Section shall not be construed to limit the extent of Tenant's liability under this Lease. Such liability insurance shall be in minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be in an amount less than five million dollars ($5,000,000) combined single limit per occurrence for bodily injury or death to any one person or any number of persons (up to $3,000,000 of which may be umbrella or other excess coverage), and two million dollars ($2,000,000) general aggregate for property damage. Such property insurance shall be in an amount not less than that required to replace all Above-Standard Work, antennae, satellite dishes equipment, generators, supplemental HVAC brought in by Tenant and uninterruptible power supplies, all Alterations and all other contents of the Premises, excluding the Building Standard Work. Such automobile liability insurance shall be in an amount not less than one million dollars ($1,000,000) combined single limit per occurrence for bodily injury and property damage and two million dollars ($2,000,000) in the aggregate. All liability insurance shall name Landlord, any Mortgagee and Landlord's managing agent as additional insureds. All property insurance by Landlord and Tenant shall contain an endorsement that such insurance shall remain in full force and effect notwithstanding that the insured may have waived its claims against any person prior to the occurrence of a loss, and provide that the insurer waives all right of recovery by way of subrogation against the other party, its partners, agents and employees. All of Tenant's insurance shall contain an endorsement prohibiting modification, expiration or cancellation as to the interests of Landlord, any Mortgagee or Landlord's managing agent by reason of any act or omission of Tenant, without the insurer's giving Landlord thirty (30) days' prior written notice of such action. Landlord reserves the right from time to time to reasonably require Tenant to obtain higher minimum amounts of insurance, however, Tenant may carry such increased coverage under its umbrella or other excess coverages. Tenant shall deliver a certificate of insurance for all required insurance policies to Landlord on or before the Lease Commencement Date and at least annually thereafter, no less than fifteen (15) days prior to the earliest expiration date on such certificate.

                                   ARTICLE XIV
                             SERVICES AND UTILITIES

       14.1 Landlord shall furnish to the Premises air-conditioning and heating during the seasons they are required in Landlord's reasonable judgment and in accordance with the provisions otherwise set forth in this Lease or in local building codes or regulations. Landlord shall provide: janitorial service on Monday through Friday only excluding legal public holidays celebrated by the Executive Departments of the Federal Government ("Holidays"); electricity; water; elevator service; and exterior window-cleaning service. The normal hours of operation of the Building will be 8:00 a.m. to 6:00 p.m. on Monday through Friday (except such Holidays) and 8:00 a.m. to 1:00 p.m. on Saturday (except such Holidays) and such other extended hours, if any, as Landlord determines. Subject to the provisions of this Lease, Tenant shall have access to the Building twenty-four (24) hours a day, seven (7) days a week, three hundred sixty-five (365) days a year, and Landlord recognizes that Tenant anticipates it will conduct its operations during these time frames.

       14.2 Tenant will immediately install separate meters to electrical circuits and shall pay directly to the utility company all costs and expenses related to its electrical consumption, as well as gas consumption, if ever available at the Building. The only utility Landlord shall pay for is for water and sewer under Section 5.2. Upon request, Tenant shall use reasonable efforts to provide Landlord with copies of utility bills; provided, however, that failure to do so shall not constitute a default under this Lease.


                                   ARTICLE XV
                              LIABILITY OF LANDLORD

       15.1 Landlord, its Officers (as defined in Section 15.5), employees, agents and Mortgagees shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of any cause whatsoever (except as otherwise provided in this Section or in Article XVII, Article XVIII, the last sentence of
Section 2.2 or Paragraph 21 of the Addendum attached hereto), including without limitation the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service or utility specified in this Lease; and leakage in any part of the Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. If any condition exists that may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted or (except as provided in Article XVII or Paragraph 20 of the Addendum) is entitled to a rent abatement. Any property placed by Tenant or Invitees in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be responsible therefor. For purposes of this Article, the term "Building" shall be deemed to include the Land. Notwithstanding the foregoing provisions of this Section, Landlord shall not be released from liability to Tenant for any property damage caused by the gross negligence or willful misconduct of Landlord its employees, contractors, agents or other authorized representatives, or any physical injury to any natural person caused by Landlord's, its employees', contractors', agents' or other authorized representatives' gross negligence or willful misconduct to the extent such damage or injury is not covered by insurance (a) carried by Tenant, or (b) required by this Lease to be carried by Tenant. Landlord agrees to promptly repair all items that are Landlord's responsibility and that materially affect Tenant's use of the Premises.

       15.2 Tenant shall reimburse Landlord for, and shall indemnify, defend upon request and hold Landlord, its employees and agents harmless from and against, all costs, damages, claims, liabilities, expenses (including attorneys' fees), losses and court costs suffered by or claimed against Landlord, directly or indirectly, based on or arising out of, in whole or in part: (a) use and occupancy of the

Premises or the business conducted therein; (b) any act or omission of Tenant or any Invitee; (c) any breach of Tenant's obligations under this Lease, including failure to surrender the Premises upon the expiration or earlier termination of the Lease Term; (d) any entry by Tenant or any Invitee in or upon the Building prior to the Lease Commencement Date; or (e) the breach of any representation or warranty made by Tenant in this Lease. The provisions of this Paragraph 15.2 shall survive the expiration or earlier termination of the Lease Term. Landlord shall reimburse Tenant for, and shall indemnify, defend upon request and hold Tenant, its employees and agents harmless from and against, all costs, damages, claims, liabilities, expenses (including attorneys' fees), losses and court costs suffered by or claimed against Landlord, directly or indirectly, based on or arising out of the gross negligence or willful misconduct of Landlord, its agents, contractors, employees or other authorized representatives. The provisions of this paragraph shall survive the expiration or earlier termination of the Lease Term.

       15.3 If any landlord hereunder transfers the Building or such landlord's interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring after such transfer. Within twenty (20) days after request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any mutually agreeable document submitted to Tenant confirming such attornment.

       15.4 Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

       15.5 If Tenant or any Invitee is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building including, but not limited to, all rents and other proceeds therefrom or related thereto. No other asset of Landlord, any partner, director or officer of Landlord (collectively "Officer") or any other person or entity shall be available to satisfy or subject to such judgment, nor shall any Officer or other person or entity have personal liability for satisfaction of any claim or judgment against Landlord or any Officer.


                                   ARTICLE XVI
                                      RULES

       16.1 Tenant and Invitees shall observe the rules specified in Exhibit D and any other reasonable and nondiscriminatory rules not inconsistent with this Lease, of which notice is given, that Landlord may promulgate for the operation or maintenance of the Building. Landlord shall have no duty to enforce such rules or any provision of any other lease against any other tenant; provided that Landlord shall not enforce the rules against Tenant in a way that discriminates unfairly against Tenant.


                                  ARTICLE XVII
                               DAMAGE TO BUILDING

       17.1 If the Premises or the Building are totally or partially damaged by fire or other casualty, and (a) the insurance required to be carried by Landlord hereunder is insufficient to pay the full cost of the repair and restoration to be performed by Landlord, (b) any Mortgagee fails or refuses to make such insurance proceeds available for such repair and restoration in accordance with the provisions of its security instrument, (c) zoning or other applicable Laws do not permit such repair and restoration, (d) the cost of repair and restoration exceeds twenty-five percent (25%) of the replacement value of the Building, or (e) in Landlord's reasonable judgment the period needed for effecting a satisfactory settlement with any insurance company involved, removing debris, preparing plans, obtaining all required governmental permits and other approvals and completing such repair and restoration will exceed two hundred twenty-five (225) days after the occurrence of such damage, then Landlord shall have the right, at its sole option, to terminate this Lease by giving written notice of termination within forty-five (45) days after the occurrence of such damage, or, if later, within ten (10) days after Landlord last receives notice of the existence of any of the circumstances in clauses (a) through (e) above. Landlord shall have no liability to Tenant in the event Landlord's estimate of the time frame for the circumstances in clause (e) above proves inaccurate. If the Premises or the Building is totally or partially damaged by fire or other casualty that renders the Premises totally or partially inaccessible or unusable, and the conditions in clause (e) above exist with respect to the Premises, then Tenant shall have the right, at Tenant's option, to terminate this Lease by giving written notice of termination within forty-five (45) days after the occurrence of such damage, or, if earlier, within twenty 20 days after Landlord notifies Tenant that Landlord intends to proceed with repair and restoration as required by this Article or at any time if the repair and restoration is not completed within two hundred twenty-five (225) days after the occurrence of such damage. If this Lease is terminated pursuant to this Article, then rent shall be apportioned (based on the portion of the Premises which is usable after such damage) and paid to the date of termination. Upon Tenant's written request, Landlord will provide Tenant with the casualty provisions of its Mortgagee's security instrument.

       17.2 If this Lease is not terminated as a result of such damage, then, after collecting the insurance proceeds attributable to such damage, Landlord shall diligently repair and restore the Premises to substantially the same condition they were in prior to such damage; provided, however, that Landlord shall not be required to repair or restore any Above-Standard Improvements, generators, uninterruptible power supply, antennae, satellite dishes equipment, generator, supplemental HVAC brought in by Tenant or uninterruptible power or Alteration previously made by Tenant (unless mutually agreed by Tenant and Landlord and insurance proceeds applicable thereto have been paid to Landlord) or any of Tenant's Furnishings or personal property. Landlord shall bear the expenses of such repair and restoration of the Premises and the Building; provided, however, that if such damage or destruction was caused solely or primarily by the negligence or willful misconduct of Tenant or any Invitee, then Tenant shall pay the amount by which such expenses exceed the insurance proceeds, if any, actually received by Landlord on account of such damage and the amount (not to exceed $25,000) of any deductible. If this Lease is not terminated as a result of such damage, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay the Base Rent and additional rent only for the portion of the Premises that is suitable for Tenant to reasonably conduct its normal business (in Tenant's reasonable judgment) while such repair and restoration are being made; provided, however, that if a delay in the substantial completion of such repair and restoration shall occur as a result of any cause of the kind described in Exhibit B as a Tenant Delay, including any failure by Tenant to provide Landlord with plans and specifications for such repair or restoration within fifteen (15) days of Landlord's request or any delay by Tenant in giving authorizations, approvals or substitutions necessary for completion of the repair or restoration, then Tenant shall not be entitled to any rent reduction for any period in excess of the period which would be necessary regardless of the aforementioned delays to restore the Premises to Building Standard Work condition.


                                  ARTICLE XVIII
                                  CONDEMNATION

       18.1 If one-third or more of the area of the Premises or occupancy thereof shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "Condemned" or "Condemnation"), then this Lease shall terminate on the date title vests in such authority and rent shall be apportioned as of such date. If less than one-third of the Premises or occupancy thereof is Condemned, then this Lease shall continue in full force and effect as to the part of the Premises not Condemned, except that as of the date title vests in such authority Tenant shall not be required to pay the Base Rent and additional rent with respect to the part of the Premises Condemned. If any Condemnation reduces the number of parking spaces available to the Building, then the number of Permitted Parking Spaces shall be reduced proportionately. If there is a Condemnation of the Land or the Building for which the award, damages and other compensation can reasonably be expected to exceed twenty-five percent (25%) of the replacement value of the Land or Building, then regardless of whether the Premises are affected, Landlord shall have the right to terminate this Lease as of the date title vests in such authority by written notice to Tenant within forty-five (45) days of the date title vests in such authority. Notwithstanding the foregoing provisions; if more than twenty percent (20%) of the Premises is condemned, and Tenant, in its reasonable judgment, determines that it can't conduct its business operations in the remaining Premises, then, upon thirty (30) days prior written notice to Landlord, Tenant may terminate the Lease and all obligations of the parties shall cease as of the date of termination set forth in such notice, except those obligations which expressly survive termination of this Lease.

       18.2 All awards, damages and other compensation paid by such authority on account of such Condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation. Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements (to the extent paid for by Landlord), furnishings or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for the value of Furnishings installed in the Premises at Tenant's expense and for relocation expenses and for leasehold improvements paid for by Tenant; provided that such claim shall in no way diminish the amounts payable to Landlord in connection with such Condemnation.


                                   ARTICLE XIX
                                     DEFAULT

       19.1 An "Event of Default" is: (a) Tenant's failure to pay Base Rent, additional rent or other sum within seven (7) business days after written notice from Landlord that the same is overdue or, if Tenant has received two (2) or more such notices within the immediately preceding twelve (12) month period, then within five (5) days after. The date on which such sum is due; (b) an Event of Bankruptcy as specified in Article XX; (c) Tenant's dissolution or liquidation: (d) any breach of any material representation or warranty by Tenant; or (e) Tenant's failure to observe or perform any other term, covenant or condition of the Lease after twenty (20) days written notice from Landlord identifying the specific failure or violation, provided, however that in the event the violation identified is incapable of being cured within such twenty
(20) day period for reasons which are beyond the reasonable control of Tenant, then such twenty (20) day cure period shall be extended for an additional reasonable amount of time, not to exceed ninety (90) days, necessary for Tenant to effect such cure, as long as Tenant proceeds diligently to effect such cure upon its receipt of Landlord's written notice.

       19.2 This Lease is entered into on the express condition that if there shall be an Event of Default, including an Event of Default prior to the Lease Commencement Date, then the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises pursuant to applicable laws, or by such other proceedings, including re-entry and possession, as may be applicable. The provisions of this Article shall not operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being expressly not waived. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then all of Landlord's obligations as set forth in this Lease shall cease. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant's default) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlord's failure to relet the Premises or collect any rent due upon such reletting. Whether or not this Lease is terminated, Tenant nevertheless shall remain liable for the Base Rent, additional rent and any other sums or damages which may be due or sustained prior to the later of termination of this Lease or Landlord's recovery of possession of the Premises, and all costs, fees and expenses (including without limitation reasonable attorney's fees in the event of any dispute regarding the Lease, brokerage fees and expenses incurred in placing the Premises in first-class rentable condition) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Tenant shall also be liable for additional damages which at Landlord's election shall be either Monthly Damages or Present Value Damages. "Monthly Damages" shall be an amount equal to the Base Rent and additional rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent payable as a result of any failure of such other person to perform any of it obligations), which damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the date on which the Lease Term would have expired but for Tenant's default; provided, however, that if at the time of any reletting of the Premises there exists other space in the Building available for leasing, then the Premises shall be deemed the last space rented, even though the Premises may be relet prior to the date such other space is leased. Separate suits may be brought to collect any such Monthly Damages for any month(s), and such suits shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term. "Present Value Damages" shall be an amount equal to the present value (as of the date of Tenant's default) of the Base Rent and additional rent which would have become due through the date on which the Lease Term would have expired but for Tenant's default, which damages shall be payable to Landlord in a lump sum on demand. For purpose of this Section, present value shall be computed by discounting at a rate equal to one (1) whole percentage point above the discount rate then in effect at the Federal Reserve Bank with jurisdiction over banks in the area in which the Building is located. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present of future law, including any such right, which Tenant would otherwise have if Tenant shall be dispossessed for any cause.

       19.3 Landlord shall have the right to terminate any renewal right contained in this Lease, and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion, if two or more an Events of Default have occurred. If this Lease requires Landlord to be reasonable in giving any prior written consent or approval of an action by Tenant, Landlord nevertheless shall not be required to be reasonable in approving the action of Tenant if Tenant took the action without first seeking Landlord's prior written consent pursuant to this Lease. Landlord shall have no obligation to refund to Tenant or to credit to Tenant against any other amounts or installments coming due to Landlord hereunder any amount otherwise owed or creditable by Landlord to Tenant pursuant to the terms of this Lease if (a) Tenant is in default hereunder but an Event of Default has not occurred, unless such default is cured prior to the expiration of any applicable grace period or
(b) an Event of Default has occurred. The provisions of this Section shall apply notwithstanding anything to the contrary in this Lease, and whether or not this Lease and/or Tenant's right of possession is terminated as a result of Tenant's default.

       19.4 Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity, Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. Any such waiver shall not be construed as a waiver of any covenant or condition except as to the specific circumstances described in such waiver. Neither Tenant's payment of an amount less than a sum due nor Tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from Tenant to any payment then due. Landlord may accept the same without prejudice to Landlord's right to recover the balance of such sum or to pursue other remedies. Re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

       19.5 If more than one natural person and/or entity shall constitute Tenant or if Tenant is a general partnership or other entity, the partners or members of which are subject to personal liability, then the liability of each such person, entity, partner or member shall be joint and several. If Tenant is a partnership, without limiting any other proper means for service of process upon Tenant or its partners, Tenant represents and warrants to Landlord that each General Partner has irrevocably appointed the person to whom notices to Tenant under this Lease are to be addressed as its agent for service of process in all matters relating to this Lease. Tenant represents and warrants to Landlord that neither Tenant, nor any Guarantor, nor any General Partner, is entitled, directly or indirectly, to diplomatic or sovereign immunity.

       19.6 If Tenant fails to do any act herein required to be made or done by Tenant, the Landlord may after written notice to Tenant and Tenant not having performed same within the applicable cure period, but shall not be required to, make such payment or do such act. Landlord's taking such action shall not be considered a cure of such failure by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such failure. If Landlord elects to make such payment or do such act, then all reasonable and necessary expenses incurred, plus interest thereon at the Default Rate from the date incurred to the date of payment thereof by Tenant, shall constitute additional rent. The "Default Rate" shall equal the rate per annum which is the greater of fifteen percent (15%) or four (4) whole percentage points above the prime rate published from time to time by First Union Bank or such replacement rate as Landlord may designate if said prime rate is not available.

       19.7 If Tenant fails to make any payment of the Base Rent, additional rent or any other sum payable to Landlord within five (5) days of the date such payment is due and payable (without regard to any grace period specified in Section 19.1), then Tenant shall pay a late charge of five percent (5%) of the amount of such payment. In addition, such payment and such late charge shall bear interest at the Default Rate from the date such payment was due to the date of payment.


                                   ARTICLE XX
                                   BANKRUPTCY

       20.1 An "Event of Bankruptcy" is: the occurrence, with respect to Tenant, any guarantor or surety of this Lease ("Guarantor"), or any general partner in Tenant (a "General Partner") of any of the following: (a) any such person's becoming insolvent, as that term is defined in Title 11 of the United States Code (the "Bankruptcy Code"), or under the insolvency laws of any state (the "Insolvency Laws"); (b) appointment of a receiver or custodian for any property of any such person, or the institution of a foreclosure or attachment action upon any property of any such person; (c) filing of a voluntary petition by any such person under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of an involuntary petition against any such person as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within sixty (60) days after filing, or (2) results in the issuance of an order for relief against the debtor; or (e) any such person's making or consenting to an assignment for the benefit of creditors or a composition of creditors.

       20.2 Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case (the "Case") in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord's right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, "Trustee") to assume or assign this Lease pursuant to the Bankruptcy Code. Trustee shall not have the right to assume or assign this Lease unless Trustee promptly: (a) cures all defaults under this Lease; (b) compensates Landlord for damages incurred as a result of such defaults; (c) provides adequate assurance of future performance on the part of Tenant or Tenant's assignee; (d) complies with the other requirements of this Article; and (e) complies with all other requirements of the Bankruptcy Code. If Trustee fails to assume or assign this Lease in accordance with the requirements of the Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. Adequate assurance of future performance shall require that the following minimum criteria be met: (1) Tenant's gross receipts in the ordinary course of business during the thirty
(30) days preceding the Case must be greater than ten (10) times the next monthly installment of the Base Rent and additional rent; (2) both the average and median of Tenant's monthly gross receipts in the ordinary course of business during the seven (7) months preceding the Case must be greater than ten (10) times the next monthly installment of the Base Rent and additional rent; (3) Trustee must pay its estimated pro-rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that the Use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must agree that the assumption or assignment of this Lease shall not violate or affect the rights of other tenants in the Building and the Project; (7) Trustee must pay at the time the next monthly installment of the Base Rent is due, in addition to such installment, an amount equal to the monthly installments of the Base Rent and additional rent due for the next six
(6) months thereafter, such amount to be held as a security deposit; (8) Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore such security deposit to its original amount; and (9) all assurances of future performance specified in the Bankruptcy Code must be provided. If Trustee shall propose to assume and assign this Lease to any person who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Trustee, then notice of such proposed assignment shall be given to Landlord by Trustee no later than twenty (20) days after receipt by Trustee of such offer, but in any event no later than ten (10) days prior to the date that Trustee shall make application to the court of competent jurisdiction for approval to assume this Lease and enter into such assignment, and Landlord shall thereupon have the option, to be exercised by notice to Trustee given at any time prior to the date of such application, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the offer made by such person, less any brokerage commissions which may be payable out of the consideration to be paid by such person for the assignment of this Lease.


                                   ARTICLE XXI
                                  SUBORDINATION

       21.1 A "Mortgage" is any of the following now or hereafter in effect: any mortgage, deed of trust, financing statement or similar security or financing instrument securing any existing or future debt or obligation and encumbering or affecting the Building; any master lease, ground lease or other underlying lease or sublease under which Landlord is lessee or sublessee of the Building; and all renewals, extensions, modifications, recastings or refinancings of any such agreement or instrument. A "Mortgagee" is the holder or other party secured by, or lessor under, any Mortgage and shall include trustees and successors and assigns of such party whether immediate or remote, the purchaser of any Mortgage whether at foreclosure or otherwise, and the successors, assigns and Mortgagees of such purchaser whether immediate or remote. A "Foreclosure" is any foreclosure, trustee's sale, deed-in-lieu of foreclosure, termination or other enforcement. The provisions of this Article shall be effective without any further document signed by Tenant; however, in confirmation of the provisions of this Article, Tenant shall at Landlord's reasonable request promptly execute any requisite or appropriate mutually agreeable documents.

       21.2 This Lease is subject and subordinate to the lien, operation and effect of all Mortgages and any and all advances made or hereafter made under each such Mortgage, except that if and to the extent specifically elected by any Mortgagee in writing, at its sole option, this Lease shall be deemed superior to such Mortgagee's Mortgage and any Mortgage which is subordinate to such Mortgage, to the extent necessary to prevent any Foreclosure of such Mortgage and/or Mortgages from terminating or affecting this Lease and Tenant's rights hereunder, but such superiority shall not limit the ability of any Mortgagee to exercise the other rights granted in its Mortgage, including but not limited to the right to direct the application of insurance or condemnation proceeds. Such election by a Mortgagee may be made in its Mortgage, in an advertisement of a Foreclosure sale, or in a separate document executed before, or within a reasonable time after, a Foreclosure. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or Tenant's obligations in the event any Foreclosure is prosecuted or completed or in the event the Land, the Building or Landlord's interest therein is sold at a Foreclosure. If this Lease is not terminated or extinguished upon such Foreclosure or by the purchaser or successor ("Successor") following such Foreclosure, then Tenant shall attorn to the Purchaser or Successor following such Foreclosure ("Successor") and shall recognize such Successor as the landlord under this Lease. Upon such attornment such Successor shall not be: (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance; (b) bound by any amendment of this Lease made without the written consent of the Mortgagee under each Mortgage existing as of the date of such amendment; (c) liable for any breach, act or omission of any prior landlord; (d) subject to any offsets, defenses or counterclaims which Tenant might have against any prior landlord; (e) obligated to perform any work for Tenant or the Premises; or (f) liable for the return of any security deposit not actually received by such Successor. Any liability of the Mortgagee or Successor hereunder shall exist only during the time such Mortgagee or Successor is the owner of the Land, Building or the Project and shall be subject to any other limitations of liability under this Lease.

       21.3 If any lender or prospective lender providing financing secured by the Building requires as a condition of such financing that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable,
(b) do not adversely affect in a material manner Tenant's use of the

Premises or the Building as herein permitted, and (c) do not increase the rent and other sums to be paid by Tenant, then Tenant shall diligently negotiate with lender and Landlord a mutually acceptable amendment to this Lease incorporating such modifications within ten (10) days after receipt of such amendment from Landlord.

       21.4 Tenant shall be entitled (without any liability to Landlord) to rely on any notice which Tenant receives from any Mortgagee stating that such Mortgagee is exercising its rights under its Mortgage and is thereafter entitled to receive all amounts thereafter due under this Lease; provided that Tenant has first received from such Mortgagee written notice of the existence of such Mortgage, together with a copy of the relevant provision of the applicable instrument and a copy of any and all notices to Landlord pursuant to which said Mortgagee is exercising said right to receive the amounts thereafter due hereunder.


                                  ARTICLE XXII
                                 QUIET ENJOYMENT

       22.1 Landlord covenants that if Tenant shall perform timely all of its obligations within any applicable cure periods provided in this Lease, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy possession of the Premises without hindrance by Landlord or anyone rightfully claiming through Landlord.

       22.2 Landlord reserves the right to: (a) change the street address and name of the Building or the project; (b) change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building; (c) erect, use and maintain pipes and conduits in and through the Premises; (d) grant to anyone the exclusive right to conduct any particular business in the Building not inconsistent with the permitted Use of the Premises; (e) subject to Tenant's rights under Section 4 of the Addendum, use or lease exclusively the roof areas, the sidewalks and other exterior areas; (f) resubdivide the Land or to combine the Land with other lands; (g) construct improvements (including kiosks) on the Land and in the public and common areas of the Building; (h) relocate any parking area designated for Tenant's use; and (i) install and display signs, advertisements and notices on any part of the exterior or interior of the Building. Exercise of any such right shall not be considered a constructive eviction or a disturbance of Tenant's business or occupancy provided, however, Landlord shall use reasonable efforts (i) to minimize disruption to Tenant's business, (ii) not permanently and materially adversely affect access to the Premises or the Common Areas serving the Premises, and (iii) not adversely alter the visibility of Tenant's exterior signage.

       22.3 Without limiting the generality of the preceding Section, and subject to Tenant's rights in Paragraphs 2, 3, 4 and 5 of the Addendum, Tenant's rights under this Lease shall extend only to the surfaces facing the interior of the space identified in Article I as the Premises, and not to any other areas, including but not limited to: (a) exterior walls; (b) the space above the hung ceiling; (c) the space below the underside of the Premises; (d) the Land; (e) the roof of the Building; and (f) the common or public areas of the Building (except for ingress and egress purposes expressly permitted by this Lease and all rights of signage provided to Tenant in this Lease). No easement for light or air is incorporated in the Premises.

       22.4 Subject to Tenant's or Tenant's customers' security provisions as otherwise set forth in Paragraph 26 of the Addendum to this Lease, Tenant shall permit Landlord and Landlord's designees to enter the Premises, without charge or diminution of rent therefore, to inspect or maintain and exhibit (within the last twelve (12) months of any given term) the Premises and to install, maintain, repair, replace or relocate for service building service fixtures, equipment and facilities wherever located in the Building provided that substitutions thereof are substantially equivalent or better.


                                  ARTICLE XXIII
                               GENERAL PROVISIONS

       23.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building except as expressly set forth herein, and no right is being acquired by Tenant except as expressly set forth herein. This Lease contains the entire agreement of the parties and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties and discussions between the parties. This Lease may be changed in any manner only by an instrument signed by both parties.

       23.2 Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant.

       23.3 Landlord and Tenant each warrants that in connection with this Lease it has not employed or dealt with any broker, agent or finder other than the Broker(s). Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any other broker, agent or finder employed by Tenant or with whom Tenant has dealt. Landlord shall indemnify and hold Tenant harmless from and against any claim for brokerage or other commissions asserted by any other broker, agent or finder employed by Landlord or with whom Landlord has dealt. Landlord shall pay all commissions of Brokers, subject to a separate agreement between Landlord and Brokers, as its sole and separate cost.

       23.4 From time to time upon twenty (20) days' prior written notice, Tenant and each Transferee shall execute, acknowledge and deliver to Landlord and any designee of Landlord a written statement certifying: (a) that this Lease is unmodified and in full force and effect (or that this Lease is in full force and effect as modified and stating the modifications); (b) the amount of Base Rent and additional rent and the dates to which rent and any other charges have been paid; (c) that Landlord is not in default in the performance of any obligation (or specifying the nature of any default); (d) the address to which notices are to be sent; (e) the Lease Commencement Date and date of expiration of the Lease Term; (f) that Tenant has accepted the Premises and all work thereto has been completed (or specifying the incomplete work); and (g) such other matters as Landlord may reasonably request. From time to time upon ten
(10) days' prior written notice, Tenant shall deliver to Landlord the most current quarterly financial statements of Tenant (including 10Q's and 10K's). Tenant represents and warrants to Landlord that all financial statements and information previously or in the future delivered to Landlord regarding Tenant, shall be true, correct and complete. Tenant represents and warrants to Landlord that there has been no material adverse change in Tenant's financial condition from that depicted in the financial statements previously delivered to Landlord by Tenant. Any breach of the representations and warranties contained in the immediately preceding sentences shall constitute an Event of Default under this Lease. Any statements delivered pursuant to this Section may be relied upon by any owner of the Building or the Land, any prospective purchaser of the Building or the Land, any lender or prospective lender, or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements and Tenant's failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Building.

       23.5 Landlord, and Tenant, waive trial by jury in any action, claim or counterclaim brought in connection with any matter arising out of or in any way connected with this Lease, the landlord-tenant relationship, or Tenant's use or occupancy of the Premises or any claim of injury or damage except for claims brought by third parties. Tenant consents to service process and any pleading relating to any such action at the address of its agent for service of process to: Edward R. Parker, 5511 Staples Mill Road, Richmond, VA 23228; provided, however, that nothing herein shall be construed as requiring such service at such address Landlord and Tenant waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right to transfer any such action filed in any such court to any other court.

       23.6 All notices or other required communications shall be in writing and shall be deemed duly given when sent by Federal Express or other overnight courier, on the next business day after being sent or when sent by certified or registered mail, return receipt requested, postage prepaid, on the second business day after being sent to the Addresses set forth in Article I. Landlord and Tenant shall each have the right to send any and all notices by electronic facsimile transmission ("Fax") to the other party at the Fax number set forth below such party's name in Article 1. Any such notice transmitted by Fax shall be deemed given on the date of completion of the Fax (as evidenced by the telecopier confirmation sheet of the sender), provided that such Fax is confirmed within two (2) business days by duplicate notice sent in a manner permitted by the preceding sentence. Any party may change its Address for the giving of notices by notice given in accordance with this Section. If Landlord or any Mortgagee notifies Tenant, in writing in accordance with the foregoing notice provisions, that a copy of each notice to Landlord shall be sent to any Mortgagee at a specified address, the Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such Mortgagee, and no such notice shall be considered duly sent unless such copy is so sent to such Mortgagee. In accordance with the foregoing, Landlord hereby notifies Tenant that a copy of each notice to Landlord shall be sent to the Existing Mortgagee(s) at the address specified in
Article I (or at such other address as Tenant is notified by Landlord or the Existing Mortgagee(s)). If Tenant claims that Landlord has breached any obligation, then Tenant shall send each Mortgagee notice specifying the breach and shall permit each such Mortgagee a reasonable opportunity to cure the breach.

       23.7 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law. If any provision or its application to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall be deemed to be replaced by the valid and enforceable provision most substantively similar thereto, and the remainder of this Lease and the application of such provision to other persons or circumstances shall not be affected.

       23.8 This Section sets forth certain rules of construction, which shall apply to this Lease and all agreements and Exhibits supplemental to this Lease, unless the context otherwise requires. Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require. The term "person" includes natural persons as well as corporations, partnerships and other entities. The terms "include," "such as" and the like shall be construed as if followed by the phrase "without being limited to." The terms "herein," "hereunder" and the like shall refer to this Lease as a whole, not to any particular Section or other part, unless expressly so stated. The term "tenant" shall include any and all occupants of the Building. The terms "consent," "approval" and the like shall mean prior written consent and approval. References to days, months or years shall refer to calendar days (i.e. Sunday, Monday, etc.), calendar months (i.e. January, February, March, etc.), or calendar years (i.e. 1990, 1991, etc.) unless expressly so stated. The terms "business day," "work day" and the like shall mean any day other than Saturday, Sunday or a Holiday.

       23.9 The provisions of this Lease shall be binding upon and inure to the benefit of the parties and their respective representatives, successors and assigns, subject to the provisions herein restricting Transfers. No other person shall have any rights hereunder or be deemed a third-party beneficiary of this Lease.

       23.10 This Lease shall be governed by the laws of the jurisdiction in which the Building is located.

       23.11 Headings and any table of contents or index are used for convenience and shall not be considered when construing this Lease.

       23.12 The submission to Tenant of an unsigned copy of this document, including drafts and correspondence submitted to Tenant by any person on Landlord's behalf, shall not constitute an offer or option to lease. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

       23.13 Time is of the essence with respect to each provision of this Lease.

       23.14 This Lease may be executed in multiple counterparts, each of which is deemed an original and all of which constitute one and the same document. Neither this Lease nor a memorandum thereof shall be recorded without the written approval of both Landlord and Tenant.

       23.15 Tenant hereby waives any right to damages based upon Landlord's actually or allegedly wrongfully withholding or delaying any consent under or in connection with this Lease. Tenant's sole remedy for any wrongfully withheld or delayed consent shall be a proceeding for specific performance, or injunction or declaratory judgment. In no event shall Tenant be entitled to any other rights or remedies arising from any such withholding or delaying of consent.

       23.16 Landlord reserves the right to make reasonable changes to the plans and specifications for the Building without Tenant's consent, provided such changes do not alter the character of the Building as a first-class office building, materially adversely affect access to the Premises or the common areas serving such Premises or materially adversely affect the visibility of Tenant's signage.

       23.17 Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease and paid by Tenant no later than fifteen
(15) business days after the date Landlord notifies Tenant of the amount thereof. If Tenant wishes to object to any statement rendered by Landlord setting forth the amount of any additional rent, Tenant shall give Landlord written notice, specifying in reasonable detail the grounds for Tenant's objection, within fifteen (15) business days after the statement is rendered to Tenant; provided that such objection shall not entitle Tenant to reduce or delay paying any additional rent. Tenant shall be deemed to have waived any such objection if Tenant does not give Landlord the written notice of objection as and when described above.

       23.18 The rentable area of the Building and the Premises has been previously determined by the Landlord in accordance with the Washington, D.C. Association of Realtors, Inc. Standard Method of Measurement. In the event the Building Architect determines prior to Lease Commencement that any square footage shown in Article I varies by more than four percent (4%) from the correct square footage and certifies said determination, the Base Rent and any other amount based on such square footage shall be appropriately adjusted in an amendment to this Lease prepared by Landlord and executed by Landlord and Tenant.

       23.19 Landlord and Tenant's liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

       23.20 If Landlord or Tenant is in any way delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act, labor dispute, inability to procure materials or any cause beyond Landlord's reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention provided, however, this provision shall not excuse any delay in the payment of Base Rent or additional Rent.

       23.21 The deletion of any printed, typed or other portion of this Lease, or any earlier draft of this Lease, shall not evidence an intention to contradict such deleted portion. Such deleted portion shall be deemed never to have been inserted in this Lease.

The person executing this Lease on Landlord's and Tenant's behalf warrants that such person is duly authorized to so act.


                         (SIGNATURES ON FOLLOWING PAGE)

       IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the date first above written.



WITNESS:                                 LANDLORD:
                                         CORPORATE OAKS LIMITED PARTNERSHIP




[SIGNATURE]                              By:  /s/ PETER H. LUNT
----------------------------                 ---------------------------------
                                         Name:  Peter H. Lunt
                                         Title: Executive Vice President
                                                NVCommercial Incorporated,
                                                General Partner



WITNESS:                                 TENANT:
                                         NETWORK SOLUTIONS, INC.




[SIGNATURE]                              By:  /s/ MICHAEL A. DANIELS
----------------------------                 ---------------------------------
                                         Name:  Michael A. Daniels
                                         Title: Acting Chief Executive Officer
                                                and Chairman of the Board




[SIGNATURE]                              By:  /s/ ROBERT J. KORZENIEWSKI
----------------------------                 ---------------------------------
                                         Name:  Robert J. Korzeniewski
                                         Title: Chief Financial Officer


                                                         NETWORK SOLUTIONS, INC.
                                                                   JULY 16, 1996
                                                                        DELAWARE

                          INDEX OF CERTAIN DEFINITIONS

DEFINED TERM:                                                                                     DEFINED IN:
-------------                                                                                     -----------
Above-Standard Work.................................................................................Exhibit B
Alterations..........................................................................................Sec. 9.1
Anticipated Occupancy Date..........................................................................Exhibit B
Bankruptcy Code.....................................................................................Sec. 20.1
Base Rent...........................................................................................Article I
Base Rent Escalator.................................................................................Article I
Broker(s)...........................................................................................Article I
Building............................................................................................Article I
Building Architect..................................................................................Article I
Building Standard Work..............................................................................Exhibit B
Case................................................................................................Sec. 20.2
Condemnation........................................................................................Sec. 18.1
Condemned...........................................................................................Sec. 18.1
Contractor..........................................................................................Exhibit B
Default Rate........................................................................................Sec. 19.7
Event of Bankruptcy.................................................................................Sec. 20.1
Event of Default....................................................................................Sec. 19.1
Foreclosure.........................................................................................Sec. 21.1
Furnishings..........................................................................................Sec. 3.2
General Partner.....................................................................................Sec. 20.1
Guarantor...........................................................................................Sec. 20.1
Holidays............................................................................................Sec. 14.1
Insolvency Laws.....................................................................................Sec. 20.1
Invitees.............................................................................................Sec. 8.1
Land.................................................................................................Sec. 5.2
Landlord........................................................................................1st Paragraph
Landlord's Address..................................................................................Article I
Laws.................................................................................................Sec. 6.1
Lease...........................................................................................1st Paragraph
Lease Commencement Date..............................................................................Sec. 3.2
Lease Term...........................................................................................Sec. 3.1
Lease Term Length...................................................................................Article I
Lease Year...........................................................................................Sec. 3.4
Monthly Damages.....................................................................................Sec. 19.2
Mortgage(s).........................................................................................Sec. 21.1
Mortgagee(s)........................................................................................Sec. 21.1
Officer.............................................................................................Sec. 15.5
Operating Charges....................................................................................Sec. 5.2
Operating Charges Base Amount........................................................................Sec. 5.1
Operating Charges Stop..............................................................................Article I
Parking Rent........................................................................................Article I
Permitted Parking Spaces............................................................................Article I
Premises............................................................................................Article I
Present Value Damages...............................................................................Sec. 19.2
Project..............................................................................................Sec. 2.1
Proposed Transfer Commencement Date..................................................................Sec. 7.3
Proposed Transfer Space..............................................................................Sec. 7.3
Punch List Items....................................................................................Exhibit B
Real Estate Taxes....................................................................................Sec. 5.3
Security Deposit....................................................................................Article I
Substantially Completed.............................................................................Exhibit B
Substitute Premises.................................................................................Sec. 22.5
Successor...........................................................................................Sec. 21.2
Tenant..........................................................................................1st Paragraph
Tenant Delay........................................................................................Exhibit B
Tenant's Address....................................................................................Article I
Tenant's Representative.............................................................................Article I
Tenant's Request Notice..............................................................................Sec. 7.3
Tenant Work.........................................................................................Exhibit B
Transfer.............................................................................................Sec. 7.1
Transferee...........................................................................................Sec. 7.1
Trustee.............................................................................................Sec. 20.2
Use.................................................................................................Article I

                                    EXHIBIT B

                                 WORK AGREEMENT

       This Work Agreement governs the design and construction of the Above-Standard work to be installed in the Premises (the "Tenant Work").

       Unless the context otherwise requires, the terms used in this Exhibit that are defined in the Lease shall have the same meanings as provided in the Lease.

       1.     DESIGN

              Tenant accepts the Premises in its "as is" condition, although Landlord acknowledges to Tenant that it has ordered four (4) new Trane rooftop HVAC units for the building with the intention of having them installed on or before May 1, 1999, subject to force majeure. All other services, work and materials in connection with the Tenant Work are referred to herein as the "Above-Standard Work" and shall be provided at the expense to Tenant. All Plans and specifications shall be delivered to Phil Hathcock of Metro Management Services ("MMS") for review and approval prior to commencement of construction. Landlord shall use its best efforts to respond to Tenant within five (5) business days after receipt of plans and specifications.

       2.     TENANT'S CONTRACTOR

              (a) Landlord must reasonably approve Tenant's general contractor. All subcontractors' names shall be submitted to Phil Hathcock for review and approval, such approval not to be unreasonably withheld, conditioned or delayed.

              (b) The contractors, subcontractors, or laborers employed in connection with the work shall comply with any applicable laws and any work rules and regulations reasonably established by Landlord from time to time for work in the Building and uniformly applied to all workers in the Building

              (c) Tenant, or its contractors and their subcontractors, will provide such insurance as Landlord may reasonably require for its protection from negligence or malfeasance on the part of such contractors and subcontractors.

              (d) In Landlord's best judgment, such work or the presence of such contractors or their subcontractors will not result in delays, stoppages or other action or the threat thereof which may interfere with Landlord, or impede Landlord from providing operating services to other Tenants in the Building.

              (e) Any approvals shall not relieve Tenant of its responsibility to comply with the applicable provisions of the Work Agreement or constitute a waiver by Landlord of any of its rights under the Lease.

              (f) Tenant shall indemnify and hold harmless Landlord and MMS from any loss or damages, incurred by Landlord as a result of the performance by or on behalf of Tenant of such Above-Standard Work, and Landlord shall have the right to bill Tenant for such amounts, which shall be payable by Tenant within ten (10) business days of such bill. Landlord and Landlord's agent, MMS, shall have the right to inspect Tenant's contractors' and subcontractors' work on a regular basis. The provisions of the Lease, including Article IX thereof, shall apply to any work done by Tenant or its contractors or subcontractors.

       3.     TENANT'S REPRESENTATIVE

              Tenant has appointed Ken Irwin as its authorized representative with full power and authority to bind Tenant for all actions taken with regard to the Tenant Work. Tenant hereby ratifies all actions and decisions with regard to Tenant Work that Tenant's Representative may have taken or made prior to the execution of the Lease. Landlord shall not be obliged to respond to or act upon any plan, drawing, change order or approval or other matter relating to the Tenant Work until it has been executed by Tenant's Representative.

       4.     PAYMENT OF TENANT ALLOWANCE

              In consideration of this Lease and Tenant's covenants contained herein, Landlord shall pay to Tenant the "Tenant Allowance" as defined in
Article I as a reimbursement to Tenant for the costs of performing the Tenant's Work. The Tenant Allowance shall be paid by Landlord to Tenant in accordance with the provision of the paragraph below. Despite the foregoing, Tenant shall pay all costs of performing the Above-Standard Work that are in excess of the Tenant Allowance.

              Provided that Tenant is not in default, Landlord shall pay the Tenant Allowance (or applicable portion thereof) to Tenant within thirty (30) days after the last to occur of the following: (A) final completion of all Tenant's work in accordance with the terms of this Lease, (B) evidence of the satisfaction of the requirements of governmental authorities with respect thereto, (C) receipt of releases of lien from all contractors and materialmen who supplied labor or materials for the Tenant's Work, and (D) Landlord's receipt of paid invoices evidencing that Tenant has actually paid to materialmen and contractors who have supplied materials or labor for the Tenant's Work an amount equal to or in excess of the Tenant Allowance.

                                    EXHIBIT C

              FORM OF CERTIFICATE AFFIRMING LEASE COMMENCEMENT DATE


       The Certificate to be executed by Landlord and Tenant pursuant to Section
3.2 of the Lease shall provide as follows:

                     "This Certificate is being provided pursuant to the terms
              and provisions of that certain lease agreement dated as of _________________ ____, 19___ (the "Lease"), by and between
              ________________________ and _______________________________. The
              parties confirm the following:

                     1. The Lease Commencement Date is _________________ ____, 19___.

                     2. The initial term of the Lease shall expire on __________________ ____, 19____.

                     3. The agreed rentable square footage of the Premises is:
                     _________________.

                     4. The agreed number of Permitted Parking Spaces allocated to Tenant is ______________."

                                    EXHIBIT D

                                      RULES

       1. Tenant and Invitees shall not obstruct or encumber or use for any purpose other than ingress and egress to and from the Premises any sidewalk, entrance, passage, court, elevator, vestibule, stairway, corridor, hall or other part of the Building or Land not exclusively occupied by Tenant. Landlord shall have the right to control and operate the public portions of the Building and Land and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. Tenant shall coordinate in advance with Landlord's property management department all move-ins, move-outs and oversized deliveries to the Building, including all use of any freight elevator, so that Landlord shall have advance knowledge thereof and so that arrangements can be made to minimize such interference. Tenant and their employees shall not use any of the parking spaces designated for use by visitors.

       2.     Tenant and Invitees shall not place any showcase, mat or other article in any common or public area of the Building. Tenant and Invitees shall not place objects against glass partitions or doors or windows or adjacent to any open common space which would be unsightly from the Building corridors or from the exterior of the Building, and will promptly remove the same upon written notice from Landlord. Tenant and Invitees shall not at any time place, leave or discard any rubbish, paper, articles, or objects of any kind whatsoever outside the doors of the Premises or in the corridors or passageways of the Building, or on the Land.

       3. Tenant and Invitees shall not use the water and wash closets and other plumbing fixtures for any purpose other than those for which they were constructed and shall not place any debris, rubbish, rag or other substance therein.

       4. Tenant and Invitees shall not construct, maintain, use or operate within the Premises any electrical device, wiring or apparatus in connection with a loudspeaker system or other sound system without Landlord's prior written consent. Tenant and Invitees shall not construct, maintain, use or operate any such loudspeaker or sound system outside of the Premises. This does not pertain to Tenant's quiet communication system, which is approved.

       5. Tenant and Invitees shall not bring any bicycle, vehicle, animal, bird or pet of any kind into the Building.

       6.     Tenant shall not, and Tenant shall not permit or suffer anyone to:
(i) cook in the Premises, except as specifically contemplated by the Tenant Work described in Exhibit B to the Lease or microwave cooking or coffee machines by Tenant's employees and visitors for their own consumption; (ii) cause or permit any unusual or objectionable odor to be produced upon or permeate from the Premises; or (iii) use any space in the Building or on the Land for the sale of goods to the public at large or for the sale at auction of goods or property of any kind.

       7. Tenant shall not place or allow on any floor a load exceeding the floor load per square foot, which such floor was designed to carry. Landlord shall have the right to prescribe the weight, position and manner of installation of safes and other heavy items. Landlord shall have the right to repair at Tenant's expense any damage caused by Tenant's moving property into or out of the Premises or due to the same being in or upon the Premises or to require Tenant to do the same. Tenant and Invitees shall not receive into the Building or carry in the elevators any furniture, equipment or bulky item except as approved by Landlord, and any such furniture, equipment and bulky item shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator. Tenant shall remove promptly from sidewalks adjacent to the Building items delivered for Tenant.

       8. Door keys for doors in the Premises will be furnished at the commencement of the Lease by Landlord with enough keys for all of Tenant's initially designated employees to be provided with a key. Tenant shall not place or allow additional locks or bolts of any kind on any door or window or make any change in any lock or locking mechanism without Landlord's prior written approval and shall provide duplicate keys to Landlord for any such additional locks or bolts. Landlord shall be reasonable in approving the use of any internal Cypher locks within the Premises provided Landlord has reasonable access unless prohibited by the security requirements of Tenant's customers described in Paragraph 26 of the Addendum to the Lease. Tenant shall keep doors leading to a corridor or main hall closed at all times except as such doors may be used for ingress or egress. Upon the termination of its tenancy, Tenant shall deliver to Landlord all keys furnished to or procured by Tenant, and if any key so furnished is not delivered, then Tenant shall pay the replacement cost thereof. Tenant will provide to Landlord the means of opening any safes, cabinets or vaults left in the Premises.

       9. Tenant and Invitees shall not place or install any projections, antennas, aerials or similar devices inside or outside of the Premises without the prior written consent of Landlord. Tenant and Invitees shall not install or operate in the Premises any equipment that operates on greater than 110-volt power without obtaining Landlord's prior consent. Landlord may condition such consent upon Tenant's payment of additional rent in compensation for the excess consumption of electricity or other utilities and for the cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment. Tenant and Invitees shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or changes in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Building. If any equipment of Tenant or Invitees causes noise or vibration that may be transmitted to such a degree as to be objectionable to Landlord or any tenant in the Building, then Landlord shall have the right to install at Tenant's expense vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord or to require Tenant to do the same. Tenant and Invitees shall not waste electricity or water. Tenant agrees to cooperate fully with Landlord to assure the most effective operation of the Building's heating and air conditioning and shall refrain from attempting to adjust any controls.

       10. Landlord may exclude from the Building any person who does not properly identify himself to the Building management or guard on duty. Landlord may require any person admitted to or leaving the Building during off hours to register.

       11. Tenant and Invitees shall not use the Premises for: (i) lodging, manufacturing, or for any immoral or illegal purposes; (ii) engaging in the manufacturing or sale of, or permitting the use of, any spirituous, fermented, intoxicating or alcoholic beverages on the Premises; or (iii) engaging in the manufacturing or sale of, or permitting the use of, any illegal drugs on the Premises.

       12. Before closing and leaving the Premises at any time, Tenant shall close all windows and turn off all lights. Tenant assumes full responsibility for protecting the Premises from theft, robbery and pilferage.

       13. Tenant shall not employ or request Landlord's employees to do anything outside of such employees' regular duties whatsoever without Landlord's prior written consent. Tenant's special requirements will be attended to only upon application to Landlord's property management firm, and any such special requirements shall be billed to Tenant by Landlord's property management firm from time to time or as is agreed upon in writing in advance by Landlord's property management firm and Tenant.

       14. Canvassing, soliciting and peddling in the Building or on the Land are prohibited. Tenant shall cooperate to prevent the same.

       15. Only hand trucks equipped with rubber tires and side guards may be used in the Building. Tenant shall be responsible for loss or damage resulting from any delivery made by or for Tenant or the Premises.

       16. Tenant shall comply with standards prescribed by Landlord for curtains, drapes, blinds, shades, screens, lights and ceilings, including standards designed to give the Building a uniform, attractive appearance. No person or contractor employed by Landlord or Landlord's property management firm shall be used to perform exterior window washing in the Premises.

       17. Drapes (whether installed by Landlord or Tenant) which are visible from the exterior of the Building shall be cleaned by Tenant at least once a year at Tenant's expense. Landlord's property management firm shall clean Venetian blinds.

       18. Any sign, lettering, picture, notice or advertisement installed within the Premises (including but not limited to Tenant identification signs on doors to the Premises) which is visible outside of the Premises shall be installed in such manner, character and style as Landlord may approve in writing. No sign, lettering, picture, notice or advertisement shall be placed on any outside window or in any position so as to be visible from outside the Building or from any atrium or lobbies of the Building.

       19. Tenant shall not use the name of the Building or use pictures or illustrations of the Building in advertising or other publicity, without the prior written consent of Landlord.

       20. Tenant and Invitees shall not bring into the Building inflammables such as gasoline, kerosene, naphtha and benzene, or explosives or firearms or any other article of intrinsically dangerous nature except for customary amounts of customary office AND normal cleaning supplies, which shall be stored, used and disposed of in accordance with applicable laws and regulations and good business office practice.

       21. Tenant shall comply with all applicable federal, state and municipal Laws and shall not directly or indirectly make any use of the Premises which may be prohibited thereby or which shall be dangerous to person or property or shall increase the cost of insurance or require additional insurance coverage.

       22. If Tenant desires a fire alarm signal, communication, alarm or a utility service connection installed or changed, the same shall be made at the expense of Tenant, with approval and under direction of Landlord. Landlord will be reasonable in approving the installation of an electronic security system within the Premises, provided Landlord has access except to the extent prohibited by the security requirements of Tenant's customers described in Paragraph 26 of the Addendum to the Lease.

       23. Tenant shall cooperate and participate in all security programs affecting the Building.

       24. In the event Landlord allows one or more tenants in the Building to do any act prohibited herein, Landlord shall not be precluded from denying any other tenant the right to do any such act, provided that Landlord shall not prohibit Tenant to do any act which is permitted to other similarly situated tenants.

       25. Landlord shall have the right to prohibit any advertising by Tenant which, in Landlord's reasonable opinion, tends to impair the reputation of the Building or its desirability for offices, and upon written notice from landlord, Tenant will refrain from or discontinue such advertising.

       26. Except for the installation of customary office decorations and except as otherwise set forth in the lease (i) Tenant shall not mark, paint, drill into, or in any way deface any part of the Building or the Premises and
(ii) no boring, driving of nails or screws, cutting or stringing of wires shall be permitted, except with the prior consent of Landlord. Tenant shall not install any resilient tile or similar floor covering in the Premises except pursuant to Exhibit B as part of its original Tenant Work and thereafter with the prior approval of Landlord if required in accordance with provisions in the Lease regarding additions and alterations to the Premises.

       27. Landlord shall have the right to limit or control the number and format of listings on any Building directory.

       28. Tenant shall not, and Tenant shall not permit or suffer anyone, within Tenant's control, to light or smoke any cigarette, cigar, pipe or other tobacco product within the Premises and/or within any confines of the Building, including but not limited to the hallways, corridors, lobbies, elevators, restrooms, basement, stairwells, closets or any other such area.

       29. Landlord may, upon request of Tenant, waive Tenant's compliance with any of the rules, provided that no waiver (a) shall be effective unless signed by Landlord, (b) shall relieve Tenant from the obligations to comply with such rule in the future unless otherwise agreed in writing by Landlord, (c) granted to any Tenant shall relieve any other Tenant from the obligation of complying with these rules and regulations, and (d) shall relieve Tenant from any liability for any loss or damage resulting from Tenant's failure to comply with any rule.

       30. If there is any conflict between the terms of the Lease and the terms of this Exhibit, the terms of the Lease shall control.

                                    ADDENDUM


       The foregoing attached Lease (the "Lease") dated March 11, 1999, by and between CORPORATE OAKS LP, a Virginia limited partnership ("Landlord") and NETWORK SOLUTIONS, INC., a Delaware corporation ("Tenant"), is modified, amended, and/or supplemented as hereinafter set forth, and any language of, or provision in, said Lease that is inconsistent or in conflict with the following shall be deemed appropriately amended or modified.

1. CONSTRUCTION OF PREMISES. Modifying the provisions of Exhibit B to the Lease, Tenant, at Tenant's expense, may engage an interior architectural firm of Tenant's choice to provide all architectural services required in connection with the construction of the Above-Standard Work, including but not limited to the preparation of Tenant's space plan and architectural, mechanical and electrical working drawings. Tenant, at Tenant's expense, may engage its own architect and contractor to design and construct the Above-Standard Work. Tenant, at Tenant's expense, shall have the right to engage a project manager to provide consulting and/or construction management services for the Above-Standard Work. It is understood and agreed that the aforesaid architectural firm, contractor and project manager, other parties engaged by Tenant shall be involved in the bidding and awarding of the construction contracts for and the construction of the Above-Standard Work. Landlord shall provide such parties with complete access to the Premises, the Building and the Land during the construction period, provided that such parties shall not interfere with the parking lot repaving activities of Landlord and its contractors.

2. SIGNAGE. Modifying the provisions of Article X of the Lease, Tenant shall have the non-exclusive right, at Tenant's expense, to install signage displaying Tenant's name at two (2) locations, mutually agreed to by Landlord and Tenant, on the Building's exterior upper spandril, and to cause electricity to be brought to such signage, provided that Tenant obtains Landlord's prior written approval of such signage, which approval shall not be unreasonably withheld, conditioned or delayed. Additionally, Tenant shall have the right, at Tenant's expense, to install a sign displaying Tenant's name and/or logo on the monument sign in the front of the Building facing Herndon Parkway, provided that Tenant obtains Landlord's prior written approval of such sign, which approval shall not be unreasonably withheld, conditioned or delayed. Landlord's approval of all such signs is subject to Tenant obtaining all necessary governmental approvals and permits for said signs. Landlord hereby approves Tenant's logo, including the colors therefor, for use in Tenant's signs. Throughout the Term of this Lease, Tenant shall maintain all of said signs in good condition and repair, and shall pay for all electricity consumed by said Building exterior signs. Upon the expiration or termination of the Term of this Lease, Tenant, at its expense, shall remove such signs and repair any damage to the Building exterior and the monument sign resulting therefrom.

3. GENERATOR PAD. Tenant shall have the right, at Tenant's expense, to install a generator pad in a location, on the Building grounds, mutually agreed to by Landlord and Tenant, and install a generator thereon, provided that (i) Tenant, at Tenant's expense, screens such generator pad and generator with screening approved in advance, in writing, by Landlord, and (ii) Tenant obtains Landlord's prior written approval of the size and location of the generator and the hook-up to the Building, which approval shall not be unreasonably conditioned or delayed, but may be granted or withheld in Landlord's sole discretion. Tenant shall have the right, at Tenant's expense, to run conduit from said generator to the Premises. Tenant, at its option, may remove said generator from the generator pad upon the expiration or termination of the Term of this Lease, provided that Tenant repairs any damage resulting therefrom.

4. SATELLITE DISH AND ANTENNAS. Landlord hereby grants to Tenant the non-exclusive right (i) to install, on the roof of the Building, (a) up to ten
(10) whip antennas of no more than six feet (6') in height, (b) up to two (2) satellite dishes of no more than three (3) meters in diameter, and (c) one (1) twelve inch (12") to eighteen inch (18") high timing antenna, (ii) to run cables from the roof to the Premises, and (iii) to install and operate any other related equipment necessary to permit the antennas and satellite dishes to function properly, on the following terms and conditions:

       A. Tenant shall construct, install, maintain and use the antennas, satellite dishes, cables and related equipment in accordance with all laws and governmental rules and regulations and in a manner that is safe and does not interfere with any other use of equipment on or in the Building.

       B. Tenant shall install or cause to be installed the antennas, satellite dishes, cables and other related equipment in a manner which will not impair the structure of the Building or any part thereof.

       C. Landlord shall reasonably specify the location of the antennas and satellite dishes (to, among other considerations, minimize visibility of the antennas and dish from the ground), provided that the location so specified is one at which the antennas and satellite dishes can work adequately for Tenant's use with a clear line of sight. Plans for the placement and installation of the antennas, satellite dishes, cables and other related equipment (including a drawing showing how the antennas and satellite dishes will look from the perspective of a person at ground level on Herndon Parkway, if reasonably requested by Landlord) shall be submitted to Landlord for Landlord's approval, which approval shall not be unreasonably withheld, conditioned or delayed so long as Landlord's representative confirms that the antennas and satellite dishes and their installation will not cause undue stress to the roof, structural system and other essential elements of the Building.

       D. Tenant shall pay all costs associated with the installation, maintenance, use and removal of the antennas, satellite dishes, cables and other related equipment, including the cost of repairing any damage to the Building resulting therefrom.

       E. The antennas, satellite dishes, cables and other related equipment shall remain the property of Tenant and Tenant agrees, within fifteen (15) days after the end of the Term of this Lease, to remove the antennas, satellite dishes, cables and other related equipment, repair any damage to the Building caused by such removal and restore any portion of the Building affected by the installation of the antennas, satellite dishes, cables and other related equipment to its original condition.

       F. Landlord shall grant Tenant, its agents or its contractors, access to the roof and other areas of the Building at reasonable times to facilitate the installation, use, maintenance and removal of the antennas, satellite dishes, cables and other related equipment, provided that Tenant shall obtain Landlord's prior written approval of the scope of any such work affecting the roof of the Building. Tenant shall take reasonable measures to minimize interference with other tenants in the Building. Tenant, at its expense, shall use a roof contractor reasonably approved by Landlord to seal any roof penetration caused by the installation, maintenance or removal of Tenant's equipment and Tenant shall be responsible for all roof repairs necessitated by the installation, maintenance, use or removal of such equipment, including any roof repairs which would have been covered by a warranty lost by reason of any of the same.

       G. Landlord makes no representation that the Building or roof is suitable for the installation of such antennas, satellite dishes, cables or other related equipment.

       H. Tenant shall make reasonable efforts to eliminate, to the extent possible, any electromagnetic interference with the equipment of Landlord and other tenants of the Building caused by Tenant's antennas, satellite dishes, cables or other related equipment.

       I. Landlord may retain a consultant to study Tenant's specifications and plans for the installation of the antennas, satellite dishes, cables and other related equipment. If so, within thirty (30) days of Tenant's receipt of a copy of the consultant's bill to Landlord for such services, Tenant shall reimburse Landlord for the amount expended for said consultant, in an amount not to exceed the prevailing market rate for ten (10) hours of such consulting services.

       J. Except for third party charges, Landlord shall not charge Tenant for its use of the roof of the Building in accordance with this Paragraph 4.

Tenant shall also have the right to install HVAC equipment on the roof of the Building, upon all of the same terms and conditions as are set forth in this Paragraph 4 with respect to satellite dishes and antennas.

5. GROUNDING AND CONNECTIVITY RIGHTS. Landlord hereby (i) grants to Tenant the non-exclusive right (a) to access and utilize the Building's vertical ground risers and main electrical service ground, (b) to use existing telecommunications conduits in the Building, and (c) to install new telecommunications conduits, and cables, equipment and other related telecommunications facilities, and supporting utilities therefor, for Tenant's network in the Building, and (ii) agrees to permit Tenant's telecommunications providers to install fiber optic cable in the Building, on the following terms and conditions:

       A. Tenant and its telecommunications carriers shall install, maintain and use all such equipment in accordance with all laws and governmental rules and regulations and in a manner that is safe and does not interfere with any other use of equipment on or in the Building.

       B. Tenant and its telecommunications carriers shall install or cause to be installed the conduits, cables and other related equipment and supporting utilities in a manner which will not impair the structure of the Building or any part thereof.

       C. Tenant and its telecommunications carriers shall obtain Landlord's prior approval of the location and method of installation of all conduit, cable or other related telecommunications equipment or supporting utilities installed in the Building, which approval shall not be unreasonably withheld, conditioned or delayed. Subject to such prior approval, Landlord shall allow Tenant's telecommunications carriers (including, but not limited to, MFS, WorldCom, MCI, TCG and Bell Atlantic) to provide and install redundant or dual access of their services via fiber optic cable.

       D. Tenant shall pay all third party costs associated with the installation, maintenance and use and (if required by Landlord) removal of the conduits, cables and other related equipment and supporting utilities, including the cost of repairing any damage to the Building resulting therefrom.

       E. Tenant agrees that, then within fifteen (15) days after the end of the Term of this Lease, Tenant shall remove any conduits, cables or related equipment or supporting utilities installed by Tenant or its telecommunications carriers which Landlord requires to be removed by written notice to Tenant, and Tenant shall repair any damage to the Building caused by such removal and restore any portion of the Building affected by the installation of such conduits, cables or other related equipment or supporting utilites to its original condition.

       F. Provided that Tenant obtains Landlord's prior written approval of the location of Tenant's conduit, cabling and wiring, Landlord shall not interfere, or permit other persons to interfere, with such conduit, cabling and wiring during the Lease Term, except as may be reasonably required in connection with repairs to the Building.

       G. After Tenant's installation of the equipment described in Paragraphs 3 or 4 or this Paragraph 5, Landlord shall not use, nor permit its tenants, licensees, employees or agents to use, any portion of the Building in any way which causes harmful physical or electronic interference with such equipment, or which materially interferes with Tenant's access to such equipment. Landlord shall use reasonable efforts to eliminate any such interference within one (1) business day after receipt of written notice thereof from Tenant.

6. OPTION TO TERMINATE. Landlord hereby grants to Tenant the conditional right, exercisable at Tenant's option, to terminate this Lease effective as of the end of any calendar month between November 30, 2002 and September 30, 2003. If exercised, and if the conditions applicable thereto have been satisfied, Tenant shall surrender the Premises to Landlord pursuant to the applicable provisions of this Lease on the effective termination date specified in Tenant's notice to Landlord exercising such termination option, and the parties shall thereupon be relieved on any further liability under this Lease, except for obligations which expressly survive the expiration or earlier termination of this Lease. The right of termination herein granted to Tenant shall be subject to and shall be exercised in accordance with the following terms and conditions:

       A. Tenant may exercise such right to terminate only if one or more of the following circumstances exists:

              (i) Tenant is relocating from the Premises to consolidate all of substantially all of its of its offices in the Washington, D.C. metropolitan area into a single location;

              (ii) Tenant is relocating the call center function performed in the Premises to a location more than fifty (50) miles from the Washington, DC metropolitan area (defined as Washington, DC, Montgomery, Prince Georges, Ann Arundel, Frederick and Howard Counties, Maryland, and Arlington, Alexandria, and Fairfax, Loudon, Prince William, Fauquier and Stafford Counties, Virginia); or

              (iii) Tenant, as a company, is ceasing to perform the call center function performed in the Premises or is outsourcing such call center function.

Tenant's notice exercising such termination option shall state which of the aforesaid conditions exist.

       B. Tenant shall exercise its right to terminate this Lease by giving Landlord written notice thereof (the "termination notice") not less than twelve
(12) months prior to the date (within the time frame set forth above) upon which Tenant wishes the termination of the Lease to be effective (the "effective termination date"), which effective termination date shall be specified in such termination notice. In the event the termination notice is not given timely, Tenant's option to terminate shall lapse and be of no further force and effect.

       C. Tenant shall pay Landlord an Early Termination Penalty in the amount of the sum of (i) three (3) times the amount of the monthly installments of Base Rent and additional rent in effect as of the effective termination date, plus (ii) the unamortized portion, as of the effective termination date, of Landlord's expenses related to this Lease and to the exercise of any of Tenant's expansion rights hereunder (including without limitation tenant improvement allowances, leasing commissions and legal expenses), such expenses to be amortized, with interest at the rate of eight percent (8%) per annum, over the initial sixty (60) month Term. Landlord shall submit to Tenant a reasonably detailed invoice for the Early Termination Penalty within a reasonable time after receipt of Tenant's termination notice. Tenant shall pay the Early Termination Penalty to Landlord within thirty (30) days after receipt of such invoice, failing which, at Landlord's option, the Tenant's exercise of the termination option shall be null and void, and this Lease shall remain in full force and effect for the entire Term described herein.

       D. In the event that an Event of Default exists and is continuing under this Lease on the date the termination notice is sent or on the effective termination date, then, at Landlord's option, the Tenant's exercise of the termination option shall be null and void, and this Lease shall remain in full force and effect for the entire Term described herein.

7. OPTION TO RENEW. Landlord hereby grants to Tenant the conditional right, exercisable at Tenant's option, to renew the term of this Lease for up to two
(2) consecutive additional periods of three (3) years each ("Renewal Term(s)"). If exercised, and if the conditions applicable thereto have been satisfied, each such Renewal Term shall commence immediately following the end of the immediately preceding Term of this Lease (i.e., the initial Term or the first Renewal Term, as applicable). Such right of renewal shall apply to, and if exercised must be exercised with respect to, the entire Premises, which by definition includes all space then leased by Tenant under this Lease. The right of renewal herein granted to Tenant with respect to each such Renewal Term shall be subject to and shall be exercised in accordance with the following terms and conditions:

       A. Tenant shall exercise its right to renew with respect to each Renewal Term by giving Landlord written notice thereof not later than nine (9) months prior to the expiration date of the immediately preceding Term of this Lease (i.e., the initial Term or the first Renewal Term, as applicable). In the event the renewal option notice is not given timely, Tenant's right of renewal with respect to such Renewal Term and any subsequent Renewal Term shall lapse and be of no further force and effect.

       B. In the event that an Event of Default exists and is continuing under this Lease on the date the renewal option notice is sent or on the date the Renewal Term is to commence, then, at Landlord's option, the Renewal Term shall not commence and the Term of this Lease shall expire at the date the Term of this Lease would have expired without such renewal.

       C. During the Renewal Term, all the terms, conditions, covenants, and agreements set forth in this Lease shall continue to apply and be binding upon Landlord and Tenant. The Base Rent shall be escalated in accordance with Section
4.1 of the Lease at the commencement of the Renewal Term and at the commencement of each Lease Year thereafter during the Renewal Term. Notwithstanding the foregoing, (i) Tenant shall retain possession of the Premises in its "as is" condition, and (ii) in no event shall Tenant have the right to renew the Term of this Lease beyond the expiration of the second Renewal Term.

8. BUILDING SECURITY SYSTEM. Landlord has installed and maintains a controlled access security system for the exterior doors of the Building, which currently operates from approximately 6:00 p.m. to approximately 7:00 a.m. Monday through Friday, and on weekends. At approximately 6:00 p.m., Monday through Friday, the exterior doors of the Building are automatically secured and respond only to authorized security controls. The hours during which such security system operates may be changed by Landlord from time to time during the Lease Term. Landlord shall give Tenant thirty (30) days prior written notice of any such change.

9. TERM. Modifying Section 3.3 of the Lease, in the event that Landlord shall not deliver possession of the Premises to Tenant within sixty (60) days after execution of this Lease by Tenant and Landlord, then Tenant, at its option, may terminate this Lease by written notice to Landlord within five (5) business days after the expiration of such sixty (60) day period.

10. OPERATING CHARGES. Modifying Section 5.2 of the Lease, "Operating Charges" shall not include any of the following:

       A. Legal fees, brokerage commissions, advertising costs and other related expenses incurred in connection with the sale or leasing of the Building;

       B. Costs of repairs, restoration, replacements or other work (1) occasioned by fire or other casualty of an insurable nature (whether such destruction be total or partial), if and to the extent either (a) paid by insurance required to be carried by Landlord under this Lease, or (b) otherwise paid by insurance then in effect obtained by Landlord, or (2) occasioned by the exercise by governmental authorities of the right of eminent domain, whether such taking be total or partial, if and to the extent paid by the award from the condemning authority.

       C. The costs of damage and repairs to the extent recoverable under any warranty carried by or required to be carried by Landlord in connection with the Building or Common Areas;

       D. Any and all costs of any kind or character for any injuries, damage and repairs (including any applicable deductibles pursuant to the Lease) necessitated by the gross negligence or willful misconduct of Landlord or Landlord's employees, contractors or agents;

       E.     Executive salaries of Landlord;

       F. Salaries or service personnel to the extent that such service personnel perform services not solely in connection with the management, operation, repair or maintenance of the Building or Common Areas;

       G.     Landlord's general overhead expenses not related to the Building;

       H. Payments of principal or interest or any mortgage, ground rents or other encumbrances, including commissions and legal fees associated with financing, except as expressly included in Operating Charges under Section 5.2 of the Lease;

       I. Depreciation or accelerated cost recovery of the Building or any equipment, except as expressly included in Operating Charges under Section 5.2 of the Lease;

       J. Legal fees, accountants' fees and other expenses incurred in connection with negotiations for leases with tenants, other occupants or prospective tenants, or disputes with tenants or other occupants of the Building, or associated with the enforcement of any leases or defense of Landlord's title to or interest in the Building or any part thereof;

       K. Costs, including permit, license and inspection fees, incurred in renovating or otherwise improving, decorating, painting or altering space for other tenants or other occupants or vacant non-Common Area space in the Building;

       L. Costs incurred due to violation by Landlord or any other tenant of the Building of the terms and conditions of any lease;

       M. The costs of any service provided to other tenant(s) of the Building to the extent Landlord is entitled to direct reimbursement therefor (including excess electricity consumption) and the cost of any service provided to other tenants of the Building, but not to Tenant;

       N.     Charitable or political donations by Landlord;

       O. Any cost or expense related to the testing for, removal, transportation, or storage of hazardous materials from the Building, except to the extent caused by or required as a result of Tenant's activities;

       P. Interest, penalties or other costs arising out of Landlord's failure to make timely payment of its obligations, unless resulting from Tenant's failure to make timely payment of its obligations to Landlord;

       Q. Costs associated with revenue-generating public parking areas of the Building where fees are charged for use of parking areas by the public and not by tenants of the Building;

       R. Costs incurred in advertising and marketing or leasing promotional activities for the Building;

       S. Costs incurred in connection with any retail tenants of the Building and not associated with the office tenants of the Building, including, without limiting the generality of the foregoing, any services provided to some retail tenants but not to the Tenant herein;

       T. Income taxes of Landlord, whether such income is from the operation of the Building or not, or costs of maintain Landlord's corporate existence and franchise taxes; and

       U. Building management fees in excess of reasonably standard rates for comparable services to comparable buildings in the same municipality as the Building and Land are situated.

Notwithstanding anything to the contrary in this Lease, in the event that Tenant disputes the cost of a particular category of Operating Charges or a particular service, Tenant will have the right to have Landlord rebid that service, with a minimum of two (2) vendors on the selection list being Tenant-designated; provided, however, that Tenant may not exercise such right more than once in any calendar year. Landlord will then choose the lowest cost vendor with acceptable qualifications.

11. REAL ESTATE TAXES. Modifying Section 5.3 of the Lease, Landlord represents and warrants that the Real Estate Taxes for 1999 are not subject to any abatements, phase-ins for assessments, reductions in rates, credits, exemptions, or any other benefits or discounts that may effectively reduce the Real Estate Taxes for 1999 from what would otherwise be a fully assessed Building at the then-applicable tax rate for comparable commercial office buildings in Herndon, Virginia.

       Any special assessments included in Real Estate Taxes shall be deemed payable in installments over the maximum time permitted, without penalty, by the taxing authority.

       In the event that the Real Estate Taxes are reduced as a result of Landlord's appeal or protest, Landlord shall apply such refund to the tax year such refund applies and if any portion of such refund applied to a tax year in which Tenant has paid Operating Charges, Landlord shall refund to Tenant an amount equal to Tenant's pro-rata share of such reduction in Real Estate Taxes as has actually been paid by Tenant to Landlord in the tax year to which the reduction applies, in accordance with Article V of the Lease. Landlord's obligation to refund to Tenant its pro-rata share of such reduction shall survive the expiration or termination of this Lease.

12. LANDLORD'S ANNUAL OPERATING CHARGES STATEMENT. Modifying Section 5.6 of the Lease, Landlord's failure to furnish the annual Operating Charges statement (described in such Section 5.6) for any calendar year within twelve (12) months after the end of such calendar year shall be deemed a waiver of Landlord's right thereafter to render such statement and collect any amounts which may be shown thereon to be owed by Tenant to Landlord.

13. AUDIT. Modifying Section 5.6 of the Lease, Tenant shall have the right, upon prior written notice to Landlord within ninety (90) days after Landlord's submission of the statement of Operating Charges for the previous calendar year, to inspect and audit, or to have an accounting firm inspect and audit, Landlord's books and records with respect to Operating Changes incurred during the previous calendar year. If Landlord and Tenant determine, based upon such inspection, that Landlord overstated Tenant's obligation for Operating Charges in such calendar year, Landlord shall promptly refund such excess. Tenant shall bear all costs of any such inspection; provided, however, that if any such inspection shows that the amount shown on Landlord's statement as the amount of Operating Charges for a calendar year exceeded by more than three percent (3%) the actual amount of Operating Charges for such calendar year, then Landlord shall reimburse Tenant for the reasonable and documented cost of Tenant's inspection.

14. HAZARDOUS MATERIALS. Landlord shall comply and shall exercise good faith efforts to cause its other tenants in the Building to comply, and Tenant shall comply, with all statutes, laws, ordinances, rules, and regulations now or hereafter mandated by any federal, state, or local governmental authority with respect to the use, generation, treatment, storage, disposal, emission, discharge, release or threatened release of any Hazardous Materials (as defined in Section 6.3 of the Lease). Neither Landlord nor Tenant shall cause, or allow anyone else within its control to cause, any Hazardous Materials to be used, generated, treated, stored, disposed of. emitted, discharged, or released, on or about the Premises or Building, except that each party may use, store and dispose of small quantities of chemicals and substances ordinarily used in its business operations in the Building, provided that such chemicals and substances are used, stored and disposed of in accordance with applicable laws and regulations.

       Landlord covenants that as far as Landlord is aware, no asbestos or polychlorinated biphenyls (PCBs) have been or are currently used in the construction or operation of the Building. Landlord's and Tenant's obligations under this Paragraph 14 shall survive the termination of the Lease.

15. PERMITTED ASSIGNMENTS AND SUBLETTINGS. Modifying Section 7.1 of the Lease, Landlord's prior written consent shall not be required for (a) an assignment of this Lease or subletting of the Premises, in whole or in part, to allow occupancy of the Premises by any customer, subcontractor or contract partner of Tenant working on business with Tenant at the Premises, or (b) an assignment of this Lease to any corporation into or with which Tenant may be merged or consolidated or which acquires all or substantially all of Tenant's assets, provided that the successor or surviving entity agrees in writing for the benefit of the Landlord to assume the obligations of the Tenant hereunder, or (c) an assignment of this Lease or subletting of the Premises, in whole or part, to any corporation which is a subsidiary, parent or affiliate of Tenant; provided, in the case of each assignment and subletting permitted by this Paragraph 15, (1) Tenant gives Landlord prior written notice of such assignment or subletting, (2) Tenant confirms in writing for the benefit of the Landlord that Tenant is not released from its obligations hereunder as a result of such assignment or subletting; and (3) a fully executed copy of such sublease or assignment and assumption agreement, in form reasonably satisfactory to Landlord, is delivered to Landlord.

16. PROFITS FROM ASSIGNMENT OR SUBLETTING. Modifying Section 7.5 of the Lease, "excess" is defined as the total consideration received by Tenant and Landlord from the Transferee, reduced by (i) the rent and other amounts payable by Tenant or the Transferee to Landlord for the space assigned or sublet to the Transferee during the term of such assignment or sublease (the "Transferee Rent"), (ii) any reasonable amounts paid by the Transferee to Tenant for goodwill (in the case of a sale of all or part of Tenant's business) or for the fair market value of furniture or fixtures installed in the Transfer Space at Tenant's expense (i.e, not covered by the Tenant Allowance) (collectively, the "Fixture Consideration"), and (iii) the reasonable costs and expenses actually incurred by Tenant in procuring such assignment or sublease, limited to leasing commission, expenses (including architect's fees) of improvements constructed in such assigned or subleased space and paid for by Tenant, and attorneys' fees not to exceed twenty-five cents ($0.25) per rentable square foot of floor space assigned or sublet (collectively, the "Transfer Expenses"). If Landlord and Tenant are unable to agree upon the amount of the Fixture Consideration, the issue shall be submitted for arbitration, before a single arbitrator, to the Washington, D.C. office of the American Arbitration Association. Landlord's fifty percent (50%) share of the excess shall be paid as follows: The first amounts collected by Tenant from the Transferee, which are in excess of the Transferee Rent, shall be applied by Tenant to the Fixture Consideration and the Transfer Expenses. Commencing when such Fixture Consideration and the Transfer Expenses have been fully reimbursed by the amounts so applied, and thereafter throughout the remaining term of the applicable assignment or sublease, Tenant shall pay Landlord, on a monthly basis, fifty percent (50%) of all amounts collected by Tenant from the Transferee which are in excess of the Transferee Rent. Throughout the term of the assignment or sublease, Tenant shall provide to Landlord, on a calendar quarterly basis, an accounting, in form reasonably acceptable to Landlord, of the amount and application of the excess.

17. MAINTENANCE AND REPAIRS. Landlord shall repair, replace, and maintain, or cause to be repaired, replaced, and maintained, in good working order and condition, all in a manner consistent with the standards employed by landlords of other comparable office buildings in Herndon, Virginia, regardless of whether a portion of the following is contained in the Premises: (a) the Building entrances, lobbies, common areas, service areas, elevators and the structural components of the Building, including but not limited to, the foundation, roof, columns and exterior walls; and (b) the Building's HVAC, electrical, plumbing and fire and life safety systems (but no supplemental HVAC or other special equipment installed in the Premises by or for Tenant), and the underground utility and sewer pipes outside of the exterior walls of the Building.

18. LANDLORD'S INSURANCE. Landlord shall maintain during the Lease Term, including any extensions thereof:

       A. All-risk fire, extended coverage, malicious mischief and vandalism insurance on the Building, in an amount not less than the full replacement value of the Building, exclusive of foundations and footings, and the improvements therein (other than Above-Standard Work, antennae, satellite dishes equipment, generators, supplemental HVAC brought in by Tenant and uninterruptible power supplies, all of which shall be insured by Tenant pursuant to Section 13.2 of the Lease);

       B.     Rental loss insurance; and

       C. Comprehensive general liability insurance, including contractual liability, written on an occurrence basis, in an amount not less than Five Million Dollars ($5,000,000.00) combined single limit for bodily injury, property damage and personal liability, as well as contractual liability and other standard commercial endorsements as Landlord may determine are reasonable.

Landlord shall, upon request, supply Tenant with copies of all of Landlord's insurance policies applicable to the Building.

19. MUTUAL WAIVER OF CLAIMS. Notwithstanding anything to the contrary in this Lease, Landlord and Tenant each hereby waives all rights and claims, each against the other and their respective agents, employees and persons claiming through them, for loss of or damage to their respective real and personal property, caused by theft, fire or other perils, to the extent that such risks are required to be insured under the provisions of this Lease, and to such extent, each party hereby assumes the sole risks associated with its own property, including all amounts of underinsurance and any applicable deductibles under such policies. Each party shall obtain from its respective insurer, a waiver of subrogation to the extent of this waiver of claims and shall ensure that their respective policies of insurance will not be adversely affected or impaired by this waiver. This waiver shall not apply in respect of the deductible amount actually payable by a party under its said property insurance.

20. INTERRUPTION IN UTILITY SERVICE. Modifying Section 15.1 of the Lease, in the event that (i) electricity and/or heating or air conditioning (in season) of the Premises, shall not be furnished for more than five (5) consecutive business days, and (ii) such interruption is within Landlord's day-to-day control (e.g., not a city-wide blackout), and (iii) Tenant, in its reasonable business judgment, determines that it is unable to use and occupy the Premises (or any part thereof) as a result thereof, then the Base Rent Tenant is obligated to pay hereunder shall abate with respect to that part of the Premises which Tenant does not use and occupy until the date on which such services and utilities are restored.

21. INDEMNITY BY LANDLORD. Modifying Article XV of the Lease, Landlord shall indemnify and save harmless Tenant and its directors, officers, employees and agents from and against, and shall defend all actions against any of them by counsel reasonably approved by Tenant, with respect to all liabilities, losses, damages (excluding consequential damages), costs and expenses (including reasonable attorneys' fees), demands, claims or judgments of any nature whatsoever (hereinafter collectively called "Claims") arising from bodily injury or death, loss of or damage to property caused by the gross negligence or willful misconduct of the Landlord or its agents, employees, contractors or any person for whom Landlord is legally responsible; provided, however, that this indemnity shall not apply to the extent of the gross negligence, fraud or willful misconduct of Tenant. The obligations of Landlord under this Paragraph 21 shall survive the termination of the Lease.

22. LANDLORD'S DEFAULT. If Landlord shall fail to observe or perform any covenant or agreement under this Lease, and such failure shall not be cured within thirty (30) days after written notice thereof from Tenant (or if such failure is incapable of being cured within said thirty (30) day period for reasons which are beyond the reasonable control of Landlord, if Landlord fails to commence such cure with said thirty (30) day period and thereafter to proceed with reasonable diligence to complete such cure), then Landlord shall be in default of this Lease, and Tenant may pursue any remedies available for such default at law or in equity.

23. NON-DISTURBANCE AGREEMENTS. Modifying Article XXI of the Lease, Landlord shall use reasonable efforts to obtain for Tenant from the holder of any mortgage or deed of trust now or hereafter encumbering the Building a non-disturbance agreement, on such holder's form (as the same may be modified as a result of negotiations between Tenant and such holder), providing that so long as Tenant is not in default in the payment of Base Rent or additional rent or of any other covenants and conditions of this Lease, its rights as Tenant hereunder shall not be terminated and its possession of the Premises shall not be disturbed by any mortgagee or trustee or by any proceedings on the debts which such mortgage or deed of trust secures or by virtue of a right or power contained in such mortgage or deed of trust or the bond or note secured thereby and that any sale at foreclosure shall be subject to this Lease. Notwithstanding the foregoing, Tenant agrees that Landlord need not obtain a non-disturbance agreement for Tenant from the holder of the deed of trust encumbering the Building as of the date of this Lease, provided that Landlord refinances the Building within three (3) months after the date of this Lease and uses reasonable efforts to obtain a non-disturbance agreement for Tenant from the holder of the deed of trust securing such refinancing. Landlord shall use reasonable efforts to obtain from the holder of any ground or underlying lease now or hereafter encumbering the Building a non-disturbance agreement, on such holder's form, providing that so long as Tenant is not in default in the payment of Base Rent or additional rent or any other covenant or condition of this Lease, (i) its rights as Tenant hereunder shall not be affected or terminated,
(ii) its possession of the Premises shall not be disturbed, (iii) no action or proceeding shall be commenced to remove or evict Tenant, and (iv) the Lease shall at all times continue in full force and effect, notwithstanding the termination or expiration of such ground or underlying lease prior to the expiration or termination of this Lease.

24. KEYS. On or before the Lease Commencement Date, Landlord shall give Tenant a reasonably sufficient number of keys to the Premises and the bathrooms in the Building for Tenant's initial occupancy of the Building.

25. COMPLIANCE. Notwithstanding anything to the contrary in the Lease, Landlord shall be responsible for ensuring that the Common Areas comply with all applicable governmental laws and regulations (including the Americans with Disabilities Act) in effect as of the Lease Commencement Date, and thereafter for keeping the Common Areas in such compliance; provided, however, that Landlord shall have no responsibility for ensuring that any Common Areas (including bathrooms) altered or improved by Tenant comply with applicable governmental laws and regulations. Landlord covenants that, to the best of its knowledge and belief, the Common Areas comply with all the requirements of all municipal, county, state, federal and other applicable governmental authorities in effect as of the date of execution of this Lease.

       Additionally, Landlord shall insure that all computer controlled facility components installed in the Premises as of the date Landlord tenders possession thereof to Tenant are Year 2000 date and time function compliant prior to acceptance of the space for occupancy by Tenant. Landlord must verify compliance by physical testing and/or written confirmation of testing like components and/or systems from the component and/or systems manufacturer. Upon completion of any repair/replacement to effect year 2000 compliance, Landlord shall verify compliance by physical testing and/or written confirmation of testing of like components and/or systems from the component and/or systems manufacturer and advise Tenant that such replacement components have been verified as compliant.

26. RIGHT OF ENTRY. Notwithstanding anything to the contrary in the Lease, Landlord's or Landlord's employees', contractors', agents' or other representatives' right of entry to the Premises shall be subject to any security requirements imposed by Tenant's government customers. In the event that Landlord requires entry to the Premises for any purpose, except in the event of any emergency, Landlord shall provide written notice to Tenant and arrange to perform such work, inspection or such other purpose at a mutually agreeable date and time. Landlord's right of entry shall be subject to those rules and restrictions imposed by the National Industrial Security Program administered by Tenant in compliance with the regulations of the Department of Defense and other governmental agencies. Landlord shall reasonably cooperate with Tenant to provide janitorial service during hours requested by Tenant, provided that such hours are consistent from day to day, and provided further that Tenant shall pay (directly to Landlord, as Additional Rent, and not as part of Operating Charges) any additional charges incurred by Landlord for janitorial service as a result of providing the same during the hours requested by Tenant. If required by Tenant to accommodate its business operations, janitorial personnel shall be permitted access to the Premises or portions thereof only in the presence of authorized representatives of Tenant. Notwithstanding anything to the contrary in the Lease, Landlord shall have no responsibility for cleaning or repairing any portion of the Premises to which it is unable to gain access, and Tenant shall be liable for any damage to the Premises or the Building arising from the failure to make necessary repairs to any such portion of the Premises.

27. ATTORNEYS' FEES. Should either party hereto employ an attorney for the purpose of enforcing, construing, or declaring rights under this Lease, or any amendment thereto, or any judgment based on this Lease, in any legal proceeding whatsoever, including bankruptcy, arbitration, declaratory relief or other litigation, the prevailing party shall be entitled to receive from the other party reimbursement for all reasonable attorneys' fees and all costs, including but not limited to service of process, filing fees, court and court reporter costs, investigative costs, expert witness fees, and the cost of any bonds, whether taxable or not, and that such reimbursement shall be included in any judgment or final order issued in that proceeding. The "prevailing party" means the party determined by the court to most nearly prevail.

28. FURTHER ASSURANCES. The parties hereto agree to promptly sign all documents reasonably necessary or desirable to give further effect to the provisions of this Lease.

29. CONFIDENTIALITY. Neither Landlord nor Tenant shall disseminate orally or in written form a copy of this Lease, lease proposal or lease drafts, except to attorneys, accountants, lenders or prospective lenders, purchasers or prospective purchasers, management company personnel or other authorized business representatives of this parties.

30. ADDENDUM TO PREVAIL. If there are any discrepancies between the Lease or Exhibits and this Addendum, this Addendum shall prevail.

       IN WITNESS WHEREOF, the parties hereto have executed this Addendum.

WITNESS:                            LANDLORD:
                                    CORPORATE OAKS LP


[SIGNATURE]                         By: /s/ PETER H. LUNT      (SEAL)
---------------------------            ------------------------
                                    Name: Peter H. Lunt
                                          -------------------
                                    Title: NVCommercial Inc.
                                           ------------------
                                           General Partner


WITNESS:                            TENANT:
                                    NETWORK SOLUTIONS, INC.


[SIGNATURE]                         By: /s/ MICHAEL A. DANIELS (SEAL)
---------------------------            ------------------------
                                    Name: Michael A. Daniels
                                    Title: Acting Chief Executive Officer
                                             and Chairman of the Board


[SIGNATURE]                         By: /s/ ROBERT J. KORZENIEWSKI (SEAL)
---------------------------            ----------------------------
                                    Name: Robert J. Korzeniewski
                                    Title: Chief Financial Officer

network.ad3



                                                         NETWORK SOLUTIONS, INC.
                                                                   JULY 16, 1996
                                                                        DELAWARE

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